                                                                   Exhibit 99(b)

--------------------------------------------------------------------------------



                          AGREEMENT AND PLAN OF MERGER



                          Dated as of November 2, 1999


                                 by and between


                        Group Maintenance America Corp.


                                      and

                       Building One Services Corporation



--------------------------------------------------------------------------------

                                 TABLE OF CONTENTS

                                                                  Page(s)

                                   ARTICLE I
                                  THE MERGER

     Section 1.1    The Merger.......................................   1
     Section 1.2    Closing..........................................   2
     Section 1.3    Effects of the Merger............................   2
     Section 1.4    Articles of Incorporation and Bylaws.............   3
     Section 1.5    Directors........................................   3
     Section 1.6    Officers.........................................   3

                                  ARTICLE II
                           CONVERSION OF SECURITIES

     Section 2.1    Conversion of Capital Stock......................   4
     Section 2.2    Effect of Merger on Delaware Common Stock........   4
     Section 2.3    Exchange of Delaware Company Stock Certificates..   6
     Section 2.4    Texas Company Eligible Shares....................  11
     Section 2.5    Manner of Conversion of Texas Company Eligible
                    Shares into Cash; Limitations Thereon............  11
     Section 2.6    Surrender of Texas Company Stock Certificates
                    and Payment......................................  15

                                 ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF THE DELAWARE COMPANY

     Section 3.1    Due Incorporation, Etc...........................  17
     Section 3.2    Qualification as Foreign Entities................  17
     Section 3.3    Capital Stock....................................  18
     Section 3.4    Capitalization of the Delaware Company
                    Subsidiaries.....................................  19
     Section 3.5    Ownership of Equity Interests....................  19
     Section 3.6    Corporate Power and Authority....................  19
     Section 3.7    No Conflicts or Consents.........................  20
     Section 3.8    SEC Reports and Financial Statements.............  21
     Section 3.9    Information in Disclosure Documents and
                    Registration Statement...........................  22
     Section 3.10   Litigation.......................................  23
     Section 3.11   No Material Adverse Change.......................  23
     Section 3.12   Taxes............................................  24
     Section 3.13   Vote Required....................................  26
     Section 3.14   Opinion of Financial Advisor.....................  26
     Section 3.15   Change in Control Provisions.....................  26
     Section 3.16   Undisclosed Material Liabilities.................  26
     Section 3.17   Employee Benefit Plans...........................  27
     Section 3.18   Licenses and Registration........................  29
     Section 3.19   Compliance with Laws.............................  30
     Section 3.20   Environmental Matters............................  30
     Section 3.21   Labor Matters....................................  32

     Section 3.22   State Takeover Statutes..........................  32
     Section 3.23   Ownership of Texas Company Common Stock..........  33
     Section 3.24   General..........................................  33

                                  ARTICLE IV
              REPRESENTATIONS AND WARRANTIES OF THE TEXAS COMPANY

     Section 4.1    Due Incorporation, Etc...........................  34
     Section 4.2    Qualification as Foreign Entities................  35
     Section 4.3    Capital Stock....................................  35
     Section 4.4    Preferred Stock Agreement........................  36
     Section 4.5    Capitalization of the Texas Company
                    Subsidiaries.....................................  36
     Section 4.6    Ownership of Equity Interests....................  36
     Section 4.7    Corporate Power and Authority....................  36
     Section 4.8    No Conflicts or Consents.........................  37
     Section 4.9    SEC Reports and Financial Statements.............  38
     Section 4.10   Information in Disclosure Documents and
                    Registration Statement...........................  39
     Section 4.11   Litigation.......................................  40
     Section 4.12   No Material Adverse Change.......................  40
     Section 4.13   Taxes............................................  40
     Section 4.14   Vote Required....................................  41
     Section 4.15   Opinion of Financial Advisor.....................  42
     Section 4.16   Change in Control Provisions.....................  42
     Section 4.17   Undisclosed Material Liabilities.................  42
     Section 4.18   Employee Benefit Plans...........................  42
     Section 4.19   Licenses and Registration........................  45
     Section 4.20   Compliance with Laws.............................  45
     Section 4.21   Environmental Matters............................  45
     Section 4.22   State Takeover Statutes..........................  46
     Section 4.23   Labor Matters....................................  46
     Section 4.24   General..........................................  47

                                   ARTICLE V
                                   COVENANTS

     Section 5.1    Conduct of Business of the Delaware Company......  48
     Section 5.2    Conduct of Business of the Texas Company.........  52
     Section 5.3    Commercially Reasonable Best Efforts.............  56
     Section 5.4    Letter of the Delaware Company's Accountants.....  59
     Section 5.5    Letter of the Texas Company's Accountants........  59
     Section 5.6    Access to Information............................  59
     Section 5.7    Stock Exchange Listing...........................  60
     Section 5.8    Employee Benefit Plans...........................  60
     Section 5.9    Insurance and Indemnity..........................  66
     Section 5.10   Fees and Expenses................................  66
     Section 5.11   Brokers or Finders...............................  67
     Section 5.12   No Solicitation..................................  67
     Section 5.13   Texas Company and Delaware Company Shareholder
                    Meetings.........................................  71
     Section 5.14   Rule 145.........................................  75

     Section 5.15   Board Membership and Officers....................  76
     Section 5.16   Takeover Statute.................................  77
     Section 5.17   Tax Matters......................................  77
     Section 5.18   Notification of Certain Matters..................  77
     Section 5.19   Transition Planning..............................  77

                                  ARTICLE VI
                                  CONDITIONS

     Section 6.1    Conditions to Each Party's Obligation To
                    Effect the Merger................................  78
     Section 6.2    Conditions of Obligations of the Delaware
                    Company..........................................  80
     Section 6.3    Conditions of Obligations of the Texas Company...  81

                                  ARTICLE VII
                                  TERMINATION

     Section 7.1    Termination......................................  81
     Section 7.2    Effect of Termination............................  83
     Section 7.3    Terms of Payment.................................  85
     Section 7.4    Termination for Costs and Expenses...............  86

                           ARTICLE VIII MISCELLANEOUS

     Section 8.1     Survival of Representations, Warranties
                     and Agreements..................................  86
     Section 8.2     Amendment.......................................  87
     Section 8.3     Extension; Waiver...............................  87
     Section 8.4     Notices.........................................  87
     Section 8.5     Interpretation..................................  88
     Section 8.6     Counterparts....................................  88
     Section 8.7     Entire Agreement; No Third Party Beneficiaries..  89
     Section 8.8     GOVERNING LAW...................................  89
     Section 8.9     Specific Performance............................  89
     Section 8.10    Publicity.......................................  89
     Section 8.11    Assignment......................................  89
     Section 8.12    Validity........................................  90
     Section 8.13    Taxes...........................................  90

                           SCHEDULE OF DEFINED TERMS


     Defined Term                                                    Page

     162(m) Bonus Plan...............................................  64
     Aggregate Elected Cash Share Number.............................  14
     Agreement.......................................................   1
     Alternative Transaction.........................................  70
     business day....................................................   2
     Cash Share Election.............................................  12
     Closing.........................................................   2
     COBRA...........................................................  27
     Code............................................................   1
     Common Stock Trust..............................................   9
     Confidentiality Agreement.......................................  60
     Contracts.......................................................  20
     Current Employees...............................................  65
     Debentures......................................................  18
     Delaware Company Common Stock...................................   4
     Delaware Company Per Share Stock Amount.........................   4
     Delaware Company................................................   1
     Delaware Company Stock Certificate..............................   4
     Delaware Company Stock Certificates.............................   4
     Delaware Company Senior Indenture...............................  80
     Delaware Company Excluded Shares................................   5
     Delaware Company Superior Proposal..............................  75
     Delaware Company Option Plans...................................  18
     Delaware Company Plan...........................................  28
     Delaware Company Junior Indenture...............................  22
     Delaware Company ERISA Affiliate................................  27
     Delaware Company Returns........................................  24
     Delaware Company SEC Documents..................................  21
     Delaware Company Qualified Plans................................  64
     Delaware Company Stockholders' Meeting..........................  73
     Delaware Company Determination Notice...........................  74
     Delaware Company Disclosure Schedule............................  34
     Delaware Company Proxy Statement................................  23
     Delaware Company Contracts......................................  21
     Delaware Company Options........................................  18
     Delaware Company Warrants.......................................  18
     Delaware Company Acquisition Agreement..........................  74
     Delaware Company Balance Sheet..................................  24
     Delaware Company Environmental Permits..........................  30
     Delaware Company Material Permits...............................  30
     Delaware Company Subsequent Determination.......................  74
     Delaware Company Multiemployer Plan.............................  29
     Delaware Company Subsidiary.....................................  19
     Delaware Designees..............................................  76

     DGCL............................................................   1
     Directors Option Plan...........................................  62
     Effective Time..................................................   2
     Elected Cash Share..............................................  12
     Election Deadline...............................................  12
     Election Form Record Date.......................................  12
     Election Form...................................................  12
     Employee Benefit Plans..........................................  64
     Employee Stock Purchase Plan....................................  64
     Environmental Law...............................................  31
     Equity Rights...................................................  18
     ERISA...........................................................  27
     Excess Shares...................................................   9
     Exchange Act....................................................  20
     Exchange Agent..................................................   6
     Exchange Fund...................................................   7
     Executive Committee.............................................  76
     GAAP............................................................  21
     Governmental Entity.............................................  20
     Group...........................................................  25
     Hazardous Materials.............................................  31
     Hazardous Materials Contamination...............................  31
     HSR Act.........................................................  20
     Investor Designees..............................................  76
     Investor Rights Agreement.......................................  26
     Joint Designee..................................................  76
     Law.............................................................  21
     Liens...........................................................  19
     Mailing Date....................................................  12
     material........................................................  33
     material adverse effect.........................................  33
     Material Delaware Company Contracts.............................  51
     Material Texas Company Contracts................................  55
     Merger..........................................................   1
     Merger Consideration............................................   8
     New Financing...................................................  56
     New Investor....................................................  79
     NYSE............................................................   9
     Option Payment Amount...........................................  14
     Option Share Reduction Amount...................................  14
     Option Waivers..................................................  61
     Parties.........................................................   1
     Party...........................................................   1
     Payment Fund....................................................  15
     PBGC............................................................  25
     Per Share Cash Amount...........................................  11
     Person..........................................................   5
     Pre-Surrender Dividends.........................................   8
     Preferred Stock Agreement.......................................  36

     Proration Factor................................................  14
     Release.........................................................  31
     Requisite Delaware Holder Approvals.............................  26
     Requisite Texas Holder Approvals................................  42
     Returns.........................................................  25
     S-4.............................................................  22
     SAS.............................................................  59
     SEC.............................................................  21
     Securities Act..................................................  20
     Stock Performance Plan..........................................  63
     Subsidiary......................................................   5
     Surviving Corporation...........................................   1
     Surviving Corporation Common Stock..............................   5
     Taxes...........................................................  25
     TBCA............................................................   1
     Termination Date................................................  82
     Termination Fee.................................................  84
     Texas Company Returns...........................................  40
     Texas Company Subsidiary........................................  36
     Texas Company Option Plans......................................  35
     Texas Company ERISA Affiliate...................................  43
     Texas Company SEC Documents.....................................  38
     Texas Company Proxy Statement...................................  39
     Texas Company Balance Sheet.....................................  41
     Texas Company Contracts.........................................  37
     Texas Company Multiemployer Plan................................  45
     Texas Company Acquisition Agreement.............................  72
     Texas Company Subsequent Determination..........................  72
     Texas Company Determination Notice..............................  72
     Texas Company Superior Proposal.................................  73
     Texas Company Disclosure Schedule...............................  48
     Texas Company Environmental Permits.............................  46
     Texas Company Plan..............................................  44
     Texas Company Stock Certificate.................................  11
     Texas Company Material Permits..................................  45
     Texas Company Options...........................................  35
     Texas Company Shareholders' Meeting.............................  71
     Texas Company Eligible Share....................................   4
     Texas Company Common Stock......................................   4
     Texas Company...................................................   1
     Texas Company Preferred Stock...................................  79
     Texas Designees.................................................  76
     Third Party.....................................................  71
     Total Eligible Options..........................................  65
     Total Eligible Share Number.....................................  14

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------


     This AGREEMENT AND PLAN OF MERGER, dated as of November 2, 1999 (this "Agreement"), is by and between Group Maintenance America Corp., a Texas
----------
corporation (the "Texas Company"), and Building One Services Corporation, a
                  -------------
Delaware corporation (the "Delaware Company").  As used in this Agreement, the
                           ----------------
term "Party" shall refer to the Texas Company or the Delaware Company,
      -----
individually, and the term "Parties" shall refer to the Texas Company and the
                            -------
Delaware Company, collectively.

     WHEREAS, the respective Boards of Directors of the Texas Company and the Delaware Company have determined that the combination of the Delaware Company and the Texas Company in a "merger of equals" transaction would be advisable and beneficial to their respective corporations and equity holders, and that such transaction is consistent with and in furtherance of such entities' respective long-term business strategies; and

     WHEREAS, for federal income tax purposes, the Merger (as hereinafter defined) and the exchange of the debentures issued pursuant to the Delaware Company Junior Indenture (as hereinafter defined) for Texas Company Preferred Stock (as hereinafter defined) pursuant to the Preferred Stock Agreement (as hereinafter defined) are intended to qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");
      ----

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, each of the Parties agrees as follows:

                                   ARTICLE I
                                  THE MERGER

     Section 1.1  The Merger.  At the Effective Time (as hereinafter defined)
                  ----------
and upon the terms and subject to the conditions set forth in this Agreement and the General Corporation Law of the State of Delaware (the "DGCL") and the Texas
                                                           ----
Business Corporation Act (the "TBCA"), the Delaware Company shall be merged with
                               ----
and into the Texas Company and the separate corporate existence of the Delaware Company shall thereupon cease, with the Texas Company being the surviving corporation (the "Surviving Corporation") of the merger (the "Merger") and
                  ---------------------                       ------
continuing its
existence under the laws of the State of Texas. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VI hereof and the consummation of the Closing referred to in Section 1.2 hereof, the Delaware Company and the Texas Company shall cause to be filed (i) with the Secretary of State of the State of Delaware a properly executed certificate of merger consistent with the terms of this Agreement and the DGCL, and (ii) with the Secretary of State of the State of Texas properly executed articles of merger consistent with the terms of this Agreement and the TBCA. The Merger shall become effective at such time as the articles of merger are duly filed with the Secretary of State of the State of Texas and the certificate of merger is duly filed with the Secretary of State of the State of Delaware, or at such subsequent date or time as the Parties shall agree and specify in the certificate of merger and articles of merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").
                                                --------------

     Section 1.2  Closing.  Unless this Agreement is terminated and the
                  -------
transactions contemplated herein abandoned pursuant to Section 7.1, and assuming the satisfaction or waiver of the conditions set forth in Article VI, the closing of the Merger (the "Closing") shall take place (i) no sooner than the
                            -------
first business day after December 31, 1999, and no later than second business day thereafter following the satisfaction or waiver of the conditions set forth in Article VI (other than the conditions to be satisfied or waived at the Closing), at the offices of Bracewell & Patterson, L.L.P., 2900 South Tower, Pennzoil Place, Houston, Texas, or (ii) on such other date or at such other place as agreed to in writing by the Parties. For purposes of this Agreement, the term "business day" shall mean any calendar day other than Saturday, Sunday
          ------------
or any day that nationally chartered financial institutions are legally required to close in either Houston, Texas, or New York, New York.

     Section 1.3  Effects of the Merger.  At the Effective Time, the Merger
                  ---------------------
will have the effects set forth in the DGCL and the TBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Delaware Company and the Texas Company shall continue with, or vest in, as the case may be, the Surviving Corporation, and all debts, liabilities and duties of the Delaware Company and the Texas Company shall continue with, or become, as the case may be, the debts, liabilities and duties of the Surviving Corporation. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to continue in, vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties, privileges, franchises or assets of the Delaware Company as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be directed and authorized to execute and deliver, in the name and on behalf of either of such constituent corporations, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of the Delaware Company or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties, privileges, franchises or assets in the Surviving Corporation or otherwise to carry out this Agreement.

     Section 1.4  Articles of Incorporation and Bylaws.  The articles of
                  ------------------------------------
incorporation of the Texas Company shall be amended and restated in the Merger to read in their entirety as set forth on Exhibit 1.4(a) hereof, and, as so amended and restated, shall be the articles of incorporation of the Surviving Corporation following the Effective Time, until duly amended in accordance with the TBCA. The bylaws of the Texas Company shall be the bylaws of the Surviving Corporation after the Effective Time, until duly amended in accordance with theTBCA.

     Section 1.5  Directors.  The directors of the Surviving Corporation at
                  ---------
the Effective Time shall be determined in accordance with Section 5.15, and such directors shall hold office from the Effective Time in accordance with the articles of incorporation and bylaws of the Surviving Corporation until his or her successor is duly elected or appointed and qualified.

     Section 1.6  Officers.  The officers of the Surviving Corporation at the
                  --------
Effective Time shall be determined in accordance with Section 5.15, and such officers shall hold office from the Effective Time in accordance with the articles of incorporation and bylaws of the Surviving Corporation and until his or her successor is duly appointed and qualified.

                                  ARTICLE II

                           CONVERSION OF SECURITIES

     Section 2.1  Conversion of Capital Stock.  At the Effective Time, as a
                  ---------------------------
result of the Merger and without any action on the part of the holder of any capital stock of the Delaware Company or the Texas Company:

                  (i) Subject to Sections 2.2(d) and 2.3(e), each share of common stock, par value $.001 per share, of the Delaware Company (the "Delaware
                                                                       --------
Company Common Stock") that is issued and outstanding immediately prior to the
--------------------
Effective Time, other than Delaware Company Excluded Shares (as hereinafter defined), shall be converted into the right to receive 1.25 fully paid, validly issued and nonassessable shares of Surviving Corporation Common Stock (as hereinafter defined) (the "Delaware Company Per Share Stock Amount").
                           ---------------------------------------

                  (ii) Each share of common stock, par value $.001 per share, of the Texas Company (the "Texas Company Common Stock") that is issued and
                           --------------------------
outstanding immediately prior to the Effective Time, other than Texas Company Eligible Shares (as hereinafter defined), shall remain issued and outstanding.

                  (iii) Each share of Texas Company Preferred Stock that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding.

                  (iv) Each share of Texas Company Common Stock that is issued and outstanding immediately prior to the Effective Time and which under the terms of Sections 2.4, 2.5 and 2.6 is to be converted into the right to receive cash (a "Texas Company Eligible Share") shall, without any action by the holder
         ----------------------------
thereof, be converted into the right to receive the Per Share Cash Amount (as hereinafter defined).

     Section 2.2  Effect of Merger on Delaware Common Stock.  (1)  Each share
                  -----------------------------------------
of Delaware Company Common Stock so converted pursuant to the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, no longer be outstanding and shall be canceled and shall cease to exist, and each holder of a certificate which, prior to the Effective Time, evidenced any such share (individually, a "Delaware Company Stock Certificate" and
                             ----------------------------------
collectively, the "Delaware Company Stock Certificates") shall thereafter cease
                   -----------------------------------
to have any rights with
respect to such certificates or the shares formerly represented thereby, except, upon the surrender of the Delaware Company Stock Certificate in accordance with
Section 2.3, the right to receive from the Surviving Corporation (i) the number of whole shares of common stock, $.001 par value per share, of the Surviving Corporation (the "Surviving Corporation Common Stock") equal to the product of
                  ----------------------------------
(A) the Delaware Company Per Share Stock Amount, multiplied by (B) the number of shares of Delaware Company Common Stock formerly evidenced by such Delaware Company Stock Certificate, (ii) the amount of cash payable pursuant to Section 2.3(e) in lieu of any fractional shares issuable pursuant to Section 2.1(i), and
(iii) the amount of any Pre-Surrender Dividends payable pursuant to Section 2.3(c).

          (b) At the Effective Time, all shares of capital stock of the Delaware Company that are owned by the Delaware Company or the Texas Company or any of their respective wholly owned Subsidiaries (as hereinafter defined) (collectively, "Delaware Company Excluded Shares"), shall be canceled and will
                --------------------------------
cease to exist and no capital stock or other consideration will be delivered in exchange therefor. As used in this Agreement, "Subsidiary" means, with respect
                                                ----------
to any specified corporation, partnership, individual, association, organization or other entity or group ("Person"), any corporation or other entity or
                           ------
organization, whether incorporated or unincorporated, of which (i) such Person or any other Subsidiary of such Person is a general partner (excluding partnerships, the general partnership interests of which held by such Person or any Subsidiary of such Person do not have a majority of the voting interest in such partnership), or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person, by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries. References to a wholly owned Subsidiary of an entity include a Subsidiary, all of the common equity of which is owned directly or through "wholly owned" Subsidiaries by such entity.

          (c) The stock transfer books of the Delaware Company shall be closed at the Effective Time and no transfer of any Delaware Company Common Stock will thereafter be recorded on any of such stock transfer books.

In the event of a transfer of ownership of Delaware Company Common Stock that is not registered in the transfer records of the Delaware Company at the Effective Time, a certificate or certificates representing the number of whole shares of Surviving Corporation Common Stock issuable in respect of such shares of Delaware Company Common Stock shall be issued to the transferee together with a cash payment in lieu of fractional shares, if any, in accordance with Section 2.3(e) hereof, and a cash payment in the amount of Pre-Surrender Dividends, if any, in accordance with Section 2.3(c) hereof, if the Delaware Company Stock Certificate therefor is presented to the Exchange Agent (as hereinafter defined), accompanied by all documents required to evidence and effect such transfer, together with evidence that any applicable stock transfer taxes have been paid and the payment of any required transfer taxes. Until surrendered as contemplated by Section 2.3, each Delaware Company Stock Certificate will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the relevant Merger Consideration (as hereinafter defined) and the other amounts, if any, payable to such holder pursuant to this
Article II.

          (d) In the event that between the date of this Agreement and the Effective Time the outstanding shares of Delaware Company Common Stock or Texas Company Common Stock (except pursuant to this Agreement and only upon the consent of each of the Parties) are changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Delaware Company Per Share Stock Amount and the amount of cash payable in respect of fractional shares pursuant to Section 2.3(e) or payable pursuant to
Section 2.3(c) will be appropriately adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

     Section 2.3  Exchange of Delaware Company Stock Certificates.
                  -----------------------------------------------

          (a) Subject to the terms and conditions hereof, the Texas Company and the Delaware Company shall jointly appoint ChaseMellon Shareholder Services, L.L.C., as exchange agent to effect the exchange of the Delaware Company Common Stock for the Surviving Corporation Common Stock in accordance with the provisions of this Article II (the "Exchange Agent"). After the Effective Time,
                                    --------------
the Surviving Corporation will irrevocably deposit, or will
cause to be so deposited, with the Exchange Agent for the benefit of the holders of Delaware Company Stock Certificates (other than holders of those Delaware Company Stock Certificates representing Delaware Company Excluded Shares), the certificates evidencing the shares of the Surviving Corporation Common Stock payable or issuable pursuant to Section 2.1 upon the due surrender of Delaware Company Stock Certificates (such certificates evidencing shares of the Surviving Corporation Common Stock, together with any cash or other dividends or distributions declared or made, and any other cash or other property paid, with respect thereto, being hereinafter collectively referred to as the "Exchange
                                                                    --------
Fund").  The Surviving Corporation shall pay all charges and expenses, including
----
those of the Exchange Agent, in connection with the transactions contemplated in this Article II. Subject to Sections 2.3(e), (f), (g) and (h), the Exchange Agent will deliver to holders of Delaware Company Stock Certificates (other than those representing Delaware Company Excluded Shares) in accordance with Section 2.3(b) the Merger Consideration and any other amounts payable to such holders pursuant to this Article II. The Exchange Fund will not be used for any other purpose. All interest, dividends or other income earned on cash deposits in the Exchange Fund shall be for the account of the Surviving Corporation.

          (b) Immediately after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of shares of Delaware Company Common Stock that were converted pursuant to Section 2.1 (i) a letter of transmittal (which will be in such form and have such provisions as the Delaware Company and the Texas Company may reasonably specify prior to the Effective Time) and (ii) instructions for use in effecting the surrender of the Delaware Company Stock Certificate in exchange for certificates representing shares of Surviving Corporation Common Stock. Upon surrender of a Delaware Company Stock Certificate for cancellation to the Exchange Agent, together with a properly completed and duly executed letter of transmittal, the holder of such Delaware Company Stock Certificate will be entitled, after the Effective Time, to receive in exchange therefor (y) a certificate representing that number of whole shares of Surviving Corporation Common Stock, pursuant to the provisions of this Article II, and (z) cash in lieu of fractional shares of Surviving Corporation Common Stock to which such holder is entitled pursuant to Section 2.3(e) (the shares of Surviving Corporation Common Stock and cash described in clauses (y) and (z) above being collectively referred to herein as the "Merger Consideration") and any other amounts, if any, payable to such
     --------------------
holder pursuant to this Article II, and the Delaware Company Stock Certificate so surrendered will forthwith be canceled.

          (c) No dividends or other distributions declared or made, or any other cash or other property paid, after the Effective Time with respect to shares of Surviving Corporation Common Stock with a record date after the Effective Time (such dividends or distributions being referred to collectively herein as the "Pre-Surrender Dividends") will be paid to the holder of any
               -----------------------
unsurrendered Delaware Company Stock Certificate with respect to the shares of Surviving Corporation Common Stock that such holder is entitled to receive upon the surrender thereof in accordance with this Section 2.3. Subject to the effect of applicable laws, following surrender of any such Delaware Company Stock Certificate, there will be paid to the record holder of the certificates representing whole shares of Surviving Corporation Common Stock issued in exchange therefor, without interest, (i) the amount of the Pre-Surrender Dividends theretofore paid or issued with respect to such whole shares of Surviving Corporation Common Stock, and (ii) at the appropriate payment date, the amount of Pre-Surrender Dividends with a payment date subsequent to surrender payable with respect to such whole shares of Surviving Corporation Common Stock.

          (d) The Merger Consideration paid or delivered as provided above, together with any Pre-Surrender Dividends, will be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Delaware Company Common Stock and there will be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Delaware Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Delaware Company Stock Certificates are presented to the Surviving Corporation for any reason, they will be canceled and exchanged as provided in this Article II.

          (e) No fractional shares of and no certificate or scrip representing fractional shares of Surviving Corporation Common Stock will be issued upon the surrender for exchange of Delaware Company Stock Certificates. In lieu of the issuance of any fractional shares of Surviving Corporation Common Stock pursuant to Section 2.1(i), as promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (i) the number of whole shares of Surviving Corporation Common Stock delivered to the Exchange Agent by the Surviving Corporation pursuant to this Article II over (ii) the aggregate number of whole shares of the Surviving Corporation Common Stock to be issued to holders of Delaware Company Stock Certificates pursuant to this Article II (such excess being herein called the "Excess Shares"). As soon after the Effective Time as practicable,
            -------------
the Exchange Agent, as agent for the holders of Delaware Company Stock Certificates, shall sell the Excess Shares at then prevailing prices on the New York Stock Exchange ("NYSE"), all in the manner provided in this Section.
                      ----

     The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. The Exchange Agent shall use all reasonable efforts to complete the sale of the Excess Shares as promptly following the Effective Time as, in the Exchange Agent's reasonable judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of such sale or sales have been distributed to the holders of Delaware Company Stock Certificates, the Exchange Agent will hold such proceeds in trust for the holders of Delaware Company Stock Certificates entitled to receive shares of Surviving Corporation Common Stock under this Article II (the "Common Stock Trust"). The Surviving
                                         ------------------
Corporation shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation, of the Exchange Agent incurred in connection with such sale of the Excess Shares. The Exchange Agent shall determine the portion of the Common Stock Trust to which each holder of a Delaware Company Stock Certificate entitled to receive Surviving Corporation Common Stock under this Article II shall be entitled, if any, by multiplying the amount of the aggregate net proceeds compromising the Common Stock Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such holder of a Delaware Company Stock Certificate would otherwise be entitled (after taking into account all Delaware Company Stock Certificates then held by such holder) and the denominator of which is the aggregate amount of fractional share interest to which all holders of Delaware Company Stock Certificates would otherwise be entitled.

     Notwithstanding the previous provisions of this Section 2.3(e), if the Parties shall so agree in writing prior to the Effective Time, then in lieu of the sale of Excess Shares and the making of the payments contemplated above, each holder of a Delaware Company Stock Certificate shall be paid an amount in cash equal to the product obtained by multiplying the fractional share interest to which such holder (after taking into account all Delaware Company Stock Certificates then held by such holder) would otherwise be entitled by the closing price for a share of Texas Company Common Stock on the NYSE Composite Transactions tape on the first business day immediately preceding the Effective Time, and, in such case, all references herein to the cash proceeds of the sale of the Excess Shares and similar references shall be deemed to mean and refer to the payments calculated as set forth in this sentence.

     As soon as practicable after the determination of the amounts of cash, if any, to be paid to holders of Delaware Company Stock Certificates in lieu of any fractional share interests, the Exchange Agent shall make available such amounts to such holders of Delaware Company Stock Certificates, subject to and in accordance with this Article II.

          (f) The Surviving Corporation shall not be liable to any holder of shares of Delaware Company Common Stock for any shares of Surviving Corporation Common Stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (g) Any portion of the Exchange Fund or the Common Stock Trust that remains undistributed to the holders of Delaware Company Stock Certificates for one year after the Effective Time will be delivered to the Surviving Corporation, upon demand, and any holders of Delaware Company Stock Certificates who have not theretofore complied with this Article II will thereafter look only to the Surviving Corporation for the Merger Consideration and any unpaid Pre-Surrender Dividends to which they are entitled pursuant to this Article II.

          (h) The Surviving Corporation or the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Delaware Company Stock Certificates such amounts as the Surviving Corporation or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or the Exchange Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the Delaware Company Stock Certificates in respect of which such deduction and withholding was made by the Surviving Corporation or the Exchange Agent. Notwithstanding the foregoing, no amount shall be withheld from any payment made hereunder to a holder of Delaware Company Stock Certificates who provides the Exchange Agent with a properly completed Internal Revenue Service Form W-9 or Substitute Form W-9, or who otherwise provides the Exchange Agent with appropriate evidence that such Person is exempt from federal income tax back-up withholding.

     Section 2.4   Texas Company Eligible Shares.    (a)  Each holder of a
                   -----------------------------
certificate which prior to the Effective Time evidenced any Texas Company Eligible Share (a "Texas Company Stock Certificate") shall thereafter cease to
                   -------------------------------
have any rights with respect to such certificate or the shares formerly represented thereby, except, upon the surrender of the Texas Company Stock Certificate in accordance with Section 2.5, the right to receive from the Surviving Corporation an amount equal to the product of (i) $13.50 (the
"Per Share Cash Amount") multiplied by (ii) the number of Texas Company Eligible
 ---------------------
Shares formerly evidenced by such Texas Company Stock Certificate.

              (b) In the event that between the date of this Agreement and the Effective Time the outstanding shares of Texas Company Common Stock (except pursuant to the this Agreement and only upon the consent of each of the Parties) are changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Per Share Cash Amount and the Total Eligible Share Number will be appropriately adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

     Section 2.5   Manner of Conversion of Texas Company Eligible Shares into
                   ----------------------------------------------------------
Cash; Limitations Thereon.
-------------------------

              (a)  Election Procedures. An election form and other appropriate
                   -------------------
and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates formerly evidencing shares of Texas Company Eligible Shares shall pass, only upon proper delivery of such certificates to the

Exchange Agent, in such form as the Texas Company shall designate ("Election
                                                                    --------
Form")) shall be mailed at least thirty days prior to the anticipated Effective
----
Time or on such other date as the Texas Company shall determine ("Mailing Date")
                                                                  ------------
to each holder of record of shares of Texas Company Common Stock on the business day which is not more than five days prior to the Mailing Date ("Election Form
                                                                 -------------
Record Date"). Each Election Form shall permit a holder of shares of Texas
-----------
Company Common Stock (or the beneficial owner through appropriate and customary documentation and instructions) to make an unconditional election ("Cash Share
                                                                    ----------
Election"), subject to the allocation procedures set forth below, with respect
--------
to such holder's (or beneficial owner's) shares of Texas Company Common Stock, to have up to 50% of such shares become Texas Company Eligible Shares (each, an "Elected Cash Share").
 ------------------

     No shares of Texas Company Common Stock with respect to which the holder (or the beneficial owner, as the case may be) shall not have submitted to the Exchange Agent an effective, properly completed Election Form on or before 5:00 p.m., Houston, Texas time, on or before the business day which is three business days prior to the Effective Time (or such other time and date as Texas Company designates) (the "Election Deadline") shall be deemed to be an Elected Cash
                  -----------------
Share and each such holder (or beneficial owner, as the case may be) shall be deemed not to have made a Cash Share Election with respect to such share. Any shares of Texas Company Common Stock with respect to which the holder thereof (or the beneficial owner, as the case may be) has indicated in an effective, properly completed Election Form submitted to the Exchange Agent on or before the Election Deadline an election to have such shares become an Elected Cash Share but which cannot become an Elected Cash Share because of the 50% limitation set forth above shall also not be deemed to be an Elected Cash Share and such holder (or beneficial owner, as the case may be) shall be deemed not to have made a Cash Share Election with respect to such shares.

     The Texas Company shall use its commercially reasonable efforts to make available one or more Election Forms as may be reasonably requested by any Person who becomes a holder (or beneficial owner) of shares of Texas Company Common Stock between the Election Form Record Date and the close of business on the business day prior to the Election Deadline, and shall provide to the Exchange Agent all information reasonably necessary for it to perform as specified herein.

     Any such election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form on or prior to the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more Texas Company Stock Certificates (or customary affidavits and indemnification regarding the loss or destruction of such certificates or the guaranteed delivery of such certificates) representing all Elected Cash Shares held by the holder or beneficial owner of such shares, together with duly executed transmittal materials included in the Election Form. Any Election Form may be revoked or changed by the Person submitting such Election Form at any time prior to the Election Deadline. In the event an Election Form is revoked prior to the Election Deadline and no subsequent Election Form is delivered to the Exchange Agent prior to the Election Deadline, the Elected Cash Shares represented by such Election Form shall not be deemed to be Elected Cash Shares and the holder (or beneficial owner) thereof shall not be deemed to have made a Cash Share Election with respect thereto. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. Neither the Texas Company nor the Exchange Agent shall be under any obligation to notify any Person of any defect in an Election Form.

          (b) As soon as practicable after the Election Deadline, and in any event prior to the Effective Time, the Texas Company shall cause the Exchange Agent to effect the allocation among the holders (or beneficial owners) of Elected Cash Shares those shares which shall become Texas Company Eligible Shares as of the Effective Time as follows:

              (1) Elected Cash Shares More Than Total Eligible Share Number. If
                  ---------------------------------------------------------
the aggregate number of Elected Cash Shares reflected in Election Forms properly completed and timely delivered to the Exchange

Agent and not revoked (the "Aggregate Elected Cash Share Number"), as determined
                            -----------------------------------
by the Exchange Agent, is more than the Total Eligible Share Number (as hereinafter defined), then:

                 (1)   A proration factor (the "Proration Factor") shall be
                                                ----------------
determined by the Exchange Agent and shall be a fraction, (1) the numerator of which is the Total Eligible Share Number and (2) the denominator of which is the Aggregate Elected Cash Share Number;

                 (2) The number of Elected Cash Shares covered by each Cash Share Election which shall become Texas Company Eligible Shares as of the Effective Time shall be determined by the Exchange Agent by multiplying the Proration Factor by the total number of Elected Cash Shares covered by such Cash Share Election and rounding any fractional share to the nearest whole share (with .5 of a share or less rounded down); and

                 (3) All Elected Cash Shares other than those which become Texas Company Eligible Shares in accordance with Clause (2) above shall not become Texas Company Eligible Shares and no other outstanding shares of Texas Company Common Stock shall become Texas Company Eligible Shares; or

          (ii)   Elected Cash Shares Equal to or Less Than Total Eligible Share
                 --------------------------------------------------------------
Number. If the Aggregate Elected Cash Share Number is equal to or less than the
------
Total Eligible Share Number (as determined by the Exchange Agent), then each Elected Cash Share shall become a Texas Company Eligible Share as of the Effective Time and no other outstanding shares of Texas Company Common Stock shall become Texas Company Eligible Shares.

    (c)   For purposes of this Agreement, the term "Total Eligible Share Number"
                                                    ---------------------------
means the number determined as follows:

    (i) First, determine the total dollar amount paid by the Texas Company with respect to options pursuant to Section 5.8(c) (the "Option
                                                                   ------
          Payment Amount");
          --------------

    (ii) Second, divide the Option Payment Amount by 13.50 (the result being referred to as the "Option Share Reduction Amount"); and
                              -----------------------------

             (iii) Third, subtract the Option Share Reduction Amount from 11,111,111, and round the result downward to the nearest whole number.

Notwithstanding anything in this Agreement to the contrary, the maximum number of Texas Company Eligible Shares shall be the Total Eligible Share Number (i) plus any additional shares of Texas Company Common Stock that become Texas Company Eligible Shares as a result of rounding to the nearest whole share and
(ii) minus any shares of Texas Company Common Stock that do not become Texas Company Eligible Shares, in either case as a result of rounding to the nearest whole share pursuant to Section 2.5(b).

     Section 2.6  Surrender of Texas Company Stock Certificates and Payment.
                  ---------------------------------------------------------
                  (a) Upon the latest to occur of the Effective Time and the completion of the allocation procedures set forth in Section 2.5, the Surviving Corporation will deposit, or will cause to be so deposited, with the Exchange Agent for the benefit of the holders (or beneficial owners) of Texas Company Eligible Shares, the cash amount owed with respect to the Texas Company Eligible Shares as determined by the Escrow Agent and agreed to by the Texas Company and the Delaware Company (the "Payment Fund"). Subject to Sections 2.5, the Exchange
                           ------------
Agent will deliver the Per Share Cash Amount with respect to each of the Texas Company Eligible Shares in accordance with this Section 2.6. All interest, dividends or other income earned on cash deposits in the Payment Fund shall be for the account of the Surviving Corporation.

                  (b) Upon surrender of a Texas Company Stock Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by the Surviving Corporation, together with a properly completed and duly executed Election Form, the holder of such Texas Company Stock Certificate will be entitled, after the Effective Time, to receive (x) any cash payable in respect of the Texas Company Eligible Shares formerly represented by any such Texas Company Stock Certificate and (y) a certificate or certificates representing that number of shares of Surviving Corporation Common Stock , if any, represented by such Texas Company Stock Certificate which are not Texas Company Eligible Shares, and the Texas Company Stock Certificate so surrendered will forthwith be canceled. In the event of a transfer of ownership of Texas Company Common Stock that is not registered in the transfer records of the Texas Company, any cash and the certificates representing the proper number of shares of Surviving Corporation Common Stock may be paid or delivered to a transferee if the relevant Texas Company Stock Certificate is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer, together with evidence that any applicable stock transfer taxes have been paid and the payment of any required transfer taxes.

                  (c) From and after the Effective Time, there will be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Texas Company Eligible Shares which were outstanding immediately prior to the Effective Time.

                  (d) The Surviving Corporation will not be liable to any holder (or beneficial owner) of Texas Company Eligible Shares for any shares of Surviving Corporation Common Stock or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (e) Any portion of the Payment Fund that remains undistributed to the former holders (or beneficial owners) of Texas Company Eligible Shares for one month after the Effective Time will be delivered to the Surviving Corporation, upon demand, and any holders (or beneficial owners) of Texas Company Stock Certificates who have not theretofore complied with this
Article II will thereafter look only to the Surviving Corporation, as unsecured creditors, for the cash and certificates, if any, to which they are entitled pursuant to this Article II.

                  (f) The Surviving Corporation or the Exchange Agent will be entitled to deduct and withhold from the amounts otherwise payable pursuant to this Agreement to any holder (or beneficial owner) of Texas Company Eligible Shares such amounts as the Surviving Corporation or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or the Exchange Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder (or beneficial owner) of the Texas

Company Eligible Shares in respect of which such deduction and withholding was made by the Surviving Corporation or the Exchange Agent. Notwithstanding the foregoing, no amount shall be withheld from any payment made hereunder to a holder (or beneficial owner) of Texas Company Eligible Shares who provides the Exchange Agent with a properly completed Internal Revenue Service Form W-9 or Substitute Form W-9, or who otherwise provides the Exchange Agent with appropriate evidence that such Person is exempt from federal income tax back-up withholding.


                                   ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF THE DELAWARE COMPANY

     The Delaware Company represents and warrants to the Texas Company that, except as expressly described or permitted in this Agreement or as disclosed to the Texas Company in the Delaware Company Disclosure Schedule (as hereinafter defined):

     Section 3.1    Due Incorporation, Etc.    Each of the Delaware Company and
                    -----------------------
each Delaware Company Subsidiary (as hereinafter defined) is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with all requisite power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power and authority would not, individually or in the aggregate, have a material adverse effect (as hereinafter defined) on the Delaware Company and its Subsidiaries, taken as a whole.

     Section 3.2    Qualification as Foreign Entities.  Each of the Delaware
                    ---------------------------------
Company and each Delaware Company Subsidiary is duly licensed or qualified to do business and, if applicable, is in good standing, in each state or other jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it requires it to be so licensed or qualified, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the Delaware Company.

     Section 3.3    Capital Stock. The authorized capital stock of the Delaware
                    -------------
Company consists solely of 250,000,000 shares of Delaware Company Common Stock and 11,000,000 shares of preferred stock, par value $.001 per share. As of the date hereof, 26,098,806 shares of Delaware Company Common Stock are outstanding , no shares of preferred stock of the Delaware Company are outstanding, 4,290,102 shares of Delaware Company Common Stock are reserved for issuance pursuant to the exercise of the Delaware Company Options (as hereinafter defined), 4,613,556 shares of the Delaware Company Common Stock are reserved for issuance to the holders of the 7 1/2% Convertible Subordinated Pay in Kind Debentures Due 2012 issued by the Delaware Company (the "Debentures"), and
                                                         ----------
3,250,000 shares of Delaware Company Common Stock are reserved for issuance pursuant to the exercise of the Warrants originally issued by the Delaware Company to Friedman Billings & Ramsey & Co. Inc. and Jonathan J. Ledecky pursuant to the Warrant Agreements dated November 25, 1997 (the "Delaware
                                                                 --------
Company Warrants"). All of the Delaware Company's issued and outstanding shares
----------------
of capital stock are duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 3.3 of the Delaware Company Disclosure Schedule and as described in this Section 3.3, the Delaware Company does not have any outstanding convertible or exchangeable securities, subscriptions, calls, options, warrants, rights contractual or arising by operation of law (including, without limitation, rights of first refusal and preemptive rights), or other agreements or commitments of any character relating to the issuance, purchase, other acquisition or voting of any shares of the capital stock of, or other equity or ownership interest in (collectively, "Equity Rights") the Delaware Company. A true and correct list of the
 -------------
outstanding options of the Delaware Company (the "Delaware Company Options")
                                                  ------------------------
granted pursuant to the plans of the Delaware Company set forth in Section 3.3 of Delaware Company Disclosure Schedule or otherwise (the plans described in
Section 3.3 of the Delaware Company Disclosure Schedule being referred to collectively herein as the "Delaware Company Option Plans") and the purchase
                            -----------------------------
prices of the shares of Delaware Company Common Stock issuable upon the exercise of each Delaware Company Warrant and each Delaware Company Option has been delivered by the Delaware Company to the Texas Company prior to the date of this Agreement.

     Section 3.4    Capitalization of the Delaware Company Subsidiaries.  Set
                    ----------------------------------------------------
forth on Schedule 3.4 of the Delaware Company Disclosure Schedule is a true and correct list of all of the direct and indirect Subsidiaries of the Delaware Company and the issued and outstanding capital stock of such Subsidiaries as of the date of this Agreement. All issued and outstanding shares of capital stock of each of the Subsidiaries of the Delaware Company (a "Delaware Company
                                                        ----------------
Subsidiary") are duly authorized, validly issued, fully paid and nonassessable.
----------

     Section 3.5    Ownership of Equity Interests.  Except as otherwise set
                    ------------------------------
forth in Section 3.5 of the Delaware Company Disclosure Schedule, the Delaware Company or one or more of its wholly-owned Subsidiaries owns, of record and beneficially, all of the issued and outstanding capital stock or other equity interests of each of the Delaware Company Subsidiaries and all outstanding Equity Rights with respect to each Delaware Company Subsidiary, free and clear (except as otherwise contemplated in the Credit Agreement dated April 30, 1999, among the Delaware Company, various lending institutions, Goldman Sachs Credit Partners LP, as documentation agent, and others) of all material liens, security interests, charges, adverse claims, options, preferential rights of purchase, restrictions or legends of any kind (collectively, "Liens"). Except as
                                                    -----
described above or as set forth in Section 3.5 of the Delaware Company Disclosure Schedule, neither the Delaware Company nor any of the Delaware Company Subsidiaries owns or holds, directly or indirectly, any capital stock of, or other equity or other ownership interest in (or any securities, rights or other interests exchangeable for, convertible into or which otherwise relate to the acquisition of any capital stock of) any Person or is a partner or joint venturer in any partnership or joint venture material to the Delaware Company.

     Section 3.6    Corporate Power and Authority.  The Delaware Company has the
                    ------------------------------
requisite corporate power to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, subject, in the case of this Agreement, to obtaining the Requisite Delaware Holder Approvals (as hereinafter defined). The execution and delivery of this Agreement by the Delaware Company and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Delaware Company, subject, to obtaining the Requisite Delaware Holder Approvals. This Agreement has been duly and validly executed and delivered by the Delaware Company and constitutes the valid and binding agreement of the Delaware Company, enforceable against the Delaware Company in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights and except as limited by equitable principles.

     Section 3.7    No Conflicts or Consents.   (a)  Except as provided for in
                    -------------------------
Article I and as required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the rules and regulations thereunder (the "HSR Act"),
                                                                   -------
the Securities Exchange Act of 1934, as amended and the rules and regulations thereunder (the "Exchange Act"), and the Securities Act of 1933, as amended and
                 ------------
the rules and regulations thereunder (the "Securities Act"), and state
                                           --------------
securities or "blue sky" Laws, no notices, reports or other filings are required to be made by the Delaware Company or any Delaware Company Subsidiary with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Delaware Company from, any domestic governmental or regulatory authority, agency, commission, court or other entity ("Governmental
                                                                  ------------
Entity"), in connection with the execution and delivery of this Agreement by the
------
Delaware Company and the consummation by the Delaware Company of the transactions contemplated hereby, the failure to make or obtain any or all of which would have a material adverse effect on the Delaware Company, or would prevent, materially delay or materially burden the transactions contemplated in this Agreement.

               (b) The execution and delivery of this Agreement by the Delaware Company does not, and the consummation by the Delaware Company of the transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, the certificate of incorporation or bylaws of the Delaware Company or the comparable governing instruments of any material Delaware Company Subsidiary, (ii) except with respect to the Investor Rights Agreement and as set forth on Schedule 3.7 of the Delaware Company Disclosure Schedule, a breach or violation of, a default under, the acceleration of or the creation of any Lien on assets (with or without the giving of notice or the lapse of time) pursuant to, any provision of any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation not otherwise terminable on 90 days' or less notice ("Contracts") of the Delaware Company or
                                        ---------
any of
its Subsidiaries (the "Delaware Company Contracts") or  any change in the
                       --------------------------
rights or obligations of any party under any of the Delaware Company Contracts, or (iii) a violation of any domestic law, rule, ordinance or regulation ("Law")
                                                                          ---
or judgment, decree, order, award or governmental or non-governmental permit or license to which the Delaware Company or any of its Subsidiaries is subject, except in the case of clauses (ii) and (iii) above for such breaches, violations, defaults, accelerations, Liens or changes that, alone or in the aggregate, would not have a material adverse effect on the Delaware Company, or would not prevent, materially delay or materially burden the transactions contemplated by this Agreement.

     Section 3.8  SEC Reports and Financial Statements.  Since November 25,
                  ------------------------------------
1997, the Delaware Company has filed with the Securities and Exchange Commission (the "SEC") all forms, reports and documents required to be filed by it under
      ---
the Exchange Act or the Securities Act (as they have been amended since the time of their filing, collectively, the "Delaware Company SEC Documents"). The
                                    ------------------------------
Delaware Company SEC Documents, including without limitation, any financial statements or schedules included therein, at the time filed, and any forms, reports or other documents filed by the Delaware Company with the SEC after the date of this Agreement, (a) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied or will be prepared in compliance in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as the case may be. The financial statements of the Delaware Company included in the Delaware Company SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles ("GAAP")
                                                                         ----
applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, to normal audit adjustments) and fairly present (subject, in the case of the unaudited statements, to normal audit adjustments) the consolidated financial position of the Delaware Company and its Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. All liabilities or obligations (absolute, accrued, fixed, contingent or otherwise) required to be reflected, reserved against or otherwise disclosed in the financial statements of the Delaware Company included in the Delaware Company SEC Documents filed prior to the date of this Agreement have been properly reflected, reserved against or otherwise disclosed in such financial statements in accordance with the rules and regulations of the SEC and GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, to normal audit adjustments). Except as set forth in the financial statements of the Delaware Company included in the Delaware Company SEC Documents, the Delaware Company has not incurred any indebtedness (other than indebtedness with respect to the payment of interest paid in kind) pursuant to the Indenture dated April 30, 1999, by and between the Company and U. S. Trust Company related to the Delaware Company's 71/2 % Convertible Junior Subordinated Debentures due 2012 (the "Delaware Company Junior Indenture"). Except as disclosed in Section
           ---------------------------------
3.8 of the Delaware Company Disclosure Schedule, since June 30,1999' and prior to the date of this Agreement, no act, omission, occurrence, event, condition or circumstance has occurred or become known to the Delaware Company, and no transaction, commitment or agreement has been entered into by the Delaware Company or any of its Subsidiaries, that should have been disclosed in the Delaware Company SEC Documents.

     Section 3.9  Information in Disclosure Documents and Registration
                  ----------------------------------------------------
Statement.   (a)  None of the information supplied or to be supplied by the
---------
Delaware Company from time to time in writing specifically for inclusion or incorporation by reference in the registration statement on Form S-4 to be filed with the SEC by the Texas Company in connection with the issuance of shares of Surviving Corporation Common Stock in connection with the Merger (the "S-4")
                                                                       ---
will, at the time it becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

           (b) The proxy or information statement relating to the meeting of the Delaware Company's stockholders to be held to obtain the Requisite Delaware Holders Approvals (as it may be amended from time to time, the "Delaware Company
                                                                ----------------
Proxy Statement") will not, at the date mailed to the Delaware Company's
---------------
stockholders and at the time of the meeting of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Delaware Company Proxy Statement will, when filed with the SEC by the Delaware Company, comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

           (c) Notwithstanding the foregoing, the Delaware Company makes no representation with respect to statements made in any of the foregoing documents based on information supplied by the Texas Company specifically for inclusion therein.

     Section 3.10  Litigation.  Except as disclosed in the Delaware Company
                   ----------
SEC Documents filed prior to the date of this Agreement, there is as of the date hereof no suit, claim, action, proceeding or investigation pending or, to the best knowledge of the Delaware Company, threatened, against the Delaware Company or any of its Subsidiaries which, individually or in the aggregate, would have a material adverse effect on the Delaware Company, or a material adverse effect on the ability of the Delaware Company to consummate the transactions contemplated by this Agreement. Except as disclosed in the Delaware Company SEC Documents filed prior to the date of this Agreement, neither the Delaware Company nor any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree which, individually or in the aggregate, would have a material adverse effect on the Delaware Company, or a material adverse effect on the ability of the Delaware Company to consummate the transactions contemplated hereby.

     Section 3.11  No Material Adverse Change.  Except as disclosed in the
                   --------------------------
Delaware Company SEC Documents filed prior to the date of this Agreement, since June 30, 1999, the Delaware Company and its Subsidiaries have conducted their respective businesses in the ordinary and usual course and there has not been any material adverse change in the assets, business, results of operations or financial condition of the Delaware Company and its Subsidiaries, taken as a whole.

     Section 3.12  Taxes.  (a)  Except as set forth in the financial statements
                   -----
(including the notes thereto) included in the Delaware Company SEC Documents,
(i) all Returns material to the Delaware Company and its Subsidiaries, taken as a whole (the "Delaware Company Returns"), required to be filed with any taxing
              ------------------------
authority by, or with respect to, the Delaware Company or any of its Subsidiaries have been timely filed in accordance with all applicable Laws; (ii) the Delaware Company and its Subsidiaries have timely paid all Taxes shown as due and payable on the Delaware Company Returns that have been so filed, and, as of the time of filing, the Delaware Company Returns correctly reflected in all material respects the facts regarding the income, business, assets, operations, activities and the status of the Delaware Company and the Delaware Company Subsidiaries, other than Taxes that are being contested in good faith and for which adequate reserves are reflected on the Delaware Company's Consolidated Balance Sheet as of June 30, 1999 (the "Delaware Company Balance Sheet"); (iii)
                                        ------------------------------
the Delaware Company and its Subsidiaries have made provision for all Taxes (material to the Delaware Company and its Subsidiaries, taken as a whole) payable by them for which no Delaware Company Return has yet been filed or for which no Delaware Company Returns are required to be filed; (iv) the charges, accruals and reserves for Taxes with respect to the Delaware Company and its Subsidiaries reflected on the Delaware Company Balance Sheet are adequate under GAAP (applied on a consistent basis during the periods involved) to cover the Tax liabilities accruing through the date thereof; (v) there is no action, suit, proceeding, audit or claim now pending against or with respect to the Delaware Company or any of its Subsidiaries, or, to the knowledge of the Delaware Company, proposed or threatened, in respect of any Tax where there is a reasonable possibility of an adverse determination material to the Delaware Company and its Subsidiaries, taken as a whole; (vi) there are no Liens on any of the assets of the Delaware Company or any of its Subsidiaries with respect to Taxes, other than Liens for Taxes not yet due and payable or for Taxes that the Delaware Company or one or more of its Subsidiaries is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established, and (vii) neither the Delaware Company nor any of its Subsidiaries has been a member of an affiliated, consolidated, combined or unitary group other than one of which the Delaware Company was the common parent.

           (b) For purposes of this Agreement, the following definitions shall apply:
                 (i)   The term "Group" means, individually and collectively,
                                 -----
(1) the Delaware Company and (2) any individual, trust, corporation, partnership or any other entity as to which the Delaware Company is liable for Taxes incurred by such individual or entity either as a transferee, or pursuant to Treasury Regulation Section 1.1502-6, or pursuant to any other provision or federal, territorial, state, local or foreign law or regulations.

                 (ii)  The term "Taxes" means all taxes, however denominated,
                                 -----
including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, territorial, state, local or foreign governmental or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and state income taxes), real property taxes, payroll and employee withholding taxes, unemployment withholding taxes, unemployment insurance taxes, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation ("PBGC")
                                                                     ----
premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which any member of the Group is required to pay, withhold or collect.

                 (iii) The term "Returns" means all reports, estimates,
                                 -------
declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and any other payments to third parties.

          (c) All material elections made since December 31, 1998, with respect to Taxes affecting the Delaware Company or any of its Subsidiaries as of the date of this Agreement are set forth in Section 3.12 of the Delaware Company Disclosure Schedule.

     Section 3.13  Vote Required.  The affirmative vote of the holders of a
                   -------------
majority in voting power of the outstanding shares of Delaware Company Common Stock and the Debentures, voting together as a single class, and the holders of a majority in voting power of the outstanding principal amount of the Debentures, voting separately as a class, and the written consent of Boss Investment pursuant to Section 16(a) of the Investor Rights Agreement dated March 22, 1999, by and among the Delaware Company and the investors listed thereon (the "Investor Rights Agreement"), are the only votes of the holders of
              -------------------------
any class or series of the Delaware Company's capital stock or any other securities necessary to adopt this Agreement and approve the transactions contemplated hereby (the "Requisite Delaware Holder Approvals").
                          -----------------------------------

     Section 3.14  Opinion of Financial Advisor.  The Delaware Company has
                   ----------------------------
received the opinion of Bear, Stearns & Co. Inc., its financial advisor, dated as of the date of this Agreement, and provided a true, correct and complete copy of such opinion to the Texas Company.

     Section 3.15  Change in Control Provisions. Except as set forth in
                   ----------------------------
Section 3.15 of the Delaware Company Disclosure Schedule, neither the Delaware Company nor any of its Subsidiaries is a party to any Delaware Company Plan or any material contract, agreement, plan, arrangement or understanding which, by its terms, would cause any obligation of any of such entities to be created, triggered or accelerated or would cause any right of any of such entities to be lost or deferred, in any case as a result of the Delaware Company executing, or consummating the transactions contemplated by, this Agreement.

     Section 3.16  Undisclosed Material Liabilities.   The Delaware Company
                   --------------------------------
and its Subsidiaries, taken as a whole, do not have any material liabilities or obligations (whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due), except (a) as and to the extent disclosed in Section 3.16 of the Delaware Company Disclosure Schedule; (b) as and to the extent reflected, disclosed or reserved against in the Delaware Company SEC Documents filed prior to the date hereof; or (c) for liabilities and obligations incurred since June 30, 1999 in the ordinary course of business consistent with past practice.

     Section 3.17  Employee Benefit Plans.  (a) Except where the failure to
                   ----------------------
be true would not, individually or in the aggregate, have a material adverse effect on the Delaware Company, (i) each Delaware Company Plan (as hereinafter defined) has been operated and administered in accordance with its terms and applicable Law, including, but not limited to, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, (ii) each Delaware
                                   -----
Company Plan intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified, (iii) except as required by the Consolidated Omnibus Budget Reconciliation Act of 1985 and the Rules and Regulations thereunder ("COBRA"), no Delaware Company Plan provides death or medical benefits (whether
  -----
or not insured), with respect to current or former employees of the Delaware Company or of any trade or business, whether or not incorporated, which together with the Delaware Company would be deemed a "single employer" within the meaning of Section 4001 of ERISA (a "Delaware Company ERISA Affiliate"), beyond their
                             --------------------------------
retirement or other termination of service, (iv) no liability under Title IV of ERISA has been incurred by the Delaware Company or any Delaware Company ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Delaware Company or any Delaware Company ERISA Affiliate of incurring any such liability (other than PBGC premiums), (v) all contributions or other amounts due from the Delaware Company or any Delaware Company ERISA Affiliate with respect to each Delaware Company Plan have been paid in full, (vi) neither the Delaware Company nor any Delaware Company ERISA Affiliate has engaged in a transaction in connection with which the Delaware Company or any of its Subsidiaries could reasonably be expected to be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code, and (vii) there are no pending or anticipated or, to the best knowledge of Delaware Company, threatened claims (other than routine claims for benefits) by, on behalf of or against any Delaware Company Plan or any trusts related thereto.

     (b) Except as set forth in Section 3.17 of the Delaware Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, parachute payments under

Section 280G of the Code or otherwise) becoming due to any current or former director or any employee of the Delaware Company or any of its Subsidiaries under any Delaware Company Plan or otherwise or cause any prior payment made to any current or former director or employee of the Delaware Company or any of its Subsidiaries to be a parachute payment under Section 280G of the Code, (ii) materially increase any benefits otherwise payable under any Delaware Company Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits. Except as set forth in Section 3.17 of the Delaware Company Disclosure Schedule, no payments have been made or will be made by the Delaware Company or any of its Subsidiaries that would not be deductible by the Delaware Company or any of its Subsidiaries under Section 162(m) of the Code. Except as set forth in Section 3.17 of the Delaware Company Disclosure, no benefits or bonus has accrued or will accrue under the Consolidation Capital Corporation
Section 162(m) Bonus Plan or any other bonus program for any officer, director, or any senior regional manager of the Delaware Company on or before the Effective Time.

     (c)   For purposes of this Agreement, the term "Delaware Company Plan"
                                                     ---------------------
shall mean each deferred compensation, bonus or other incentive compensation, stock purchase, stock option, including, without limitation, any Delaware Company Option Plan, or other equity compensation plan, program, agreement or arrangement; each severance or termination pay, medical, surgical, hospitalization, life insurance or other "welfare" plan, fund or program (within the meaning of Section 3(1) of ERISA); each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Delaware Company or by any Delaware Company ERISA Affiliate or to which the Delaware Company or any Delaware Company ERISA Affiliate is party, whether written or oral, for the benefit of any employee or former employee of the Delaware Company or any Delaware Company ERISA Affiliate.

     (d) Except where the failure to be true would not, individually or in the aggregate, have a material adverse effect on the Delaware Company, with respect to each Delaware Company Multiemployer Plan (as hereinafter defined)

(i) no withdrawal liability has been incurred by the Delaware Company or any Delaware Company ERISA Affiliate, and the Delaware Company has no reason to believe that any such liability will be incurred, prior to the Closing Date,
(ii) no such plan is in "reorganization" (within the meaning of Section 4241 of ERISA), (iii) no notice has been received that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, or that the plan is or may become "insolvent" (within the meaning of
Section 4241 of ERISA), (iv) no proceedings have been instituted by the Pension Benefit Guaranty Corporation against the plan, (v) there is no contingent liability for withdrawal liability by reason of a sale of assets pursuant to
Section 4204 of ERISA, and (vi) except as disclosed in Section 3.17(d) of the Delaware Company Disclosure Schedule, if the Delaware Company or any Delaware Company ERISA Affiliate were to have a complete or partial withdrawal under
Section 4203 of ERISA as of the Closing, no obligation to pay withdrawal liability would exist on the part of the Delaware Company or any ERISA Affiliate. "Delaware Company Multiemployer Plan" means a multiemployer plan
            -----------------------------------
within the meaning of Section 4001(a) (3) of ERISA with respect to which the Delaware Company or any Delaware Company ERISA Affiliate has an obligation to contribute or has or could have withdrawal liability under Section 4201 of ERISA.

     (e) No Person, except those listed in Section 3.17(e) of the Delaware Company Disclosure Schedule, is eligible to receive any specified number of shares of Delaware Company Common Stock under the Stock Performance Plan (as hereinafter defined), including, without limitation, any allocations or other rights giving such Person any right to the award or issuance of the Delaware Company Common Stock whether or not on account of the occurrence of the transactions contemplated hereby. Waivers of any such rights have been obtained and copies forwarded to the Texas Company prior to the date of this Agreement.

     Section 3.18  Licenses and Registration.  The Delaware Company and its
                   -------------------------
Subsidiaries have all permits, governmental licenses, registrations, orders, exemptions and approvals necessary to own (or lease, as applicable) and operate their properties and to carry on their businesses substantially as presently conducted (and as presently proposed to be conducted) as required by Law or the rules and regulations of any Governmental Entity (the "Delaware Company
                                                       ----------------

Material Permits") and all of such Delaware Company Material Permits are valid
----------------
and in full force and effect, other than those permits, licenses, registrations, orders, exemptions and approvals, the absence of which would not result in a material adverse effect on the Delaware Company.

     Section 3.19  Compliance with Laws.  The Delaware Company and its
                   --------------------
Subsidiaries have complied with all Laws applicable to their businesses, properties (whether owned or leased), assets and operations (including, without limitation, those relating to wages and hours, occupational health and safety, record keeping, customs, antitrust, labor, consumer protection, employee relations, workers' compensation and securities), except for such non-compliance as would not have a material adverse effect on the Delaware Company.

     Section 3.20  Environmental Matters.   (a)  With such exceptions as,
                   ---------------------
individually or in the aggregate, would not have a material adverse effect on the Delaware Company, (i) no written notice, notification, demand, request for information, citation, summons, complaint or order has been received by, and no investigation, action, claim, suit, proceeding or review is pending or, to the knowledge of the Delaware Company, threatened by any Person against, the Delaware Company or any of its Subsidiaries, with respect to any applicable Environmental Law, (ii) the Delaware Company and its Subsidiaries are currently and have been in compliance with all applicable Environmental Laws, (iii) the Delaware Company and each of its Subsidiaries have obtained and complied with the terms and conditions of all permits and other approvals necessary under applicable Environmental Laws to operate its business and to treat, transport, store, dispose of and otherwise handle Hazardous Substances ("Delaware Company
                                                              ----------------
Environmental Permits"), (iv) there have been no Releases or threats of Releases
---------------------
(as that term is defined in applicable Environmental Laws) at, from, in, on, under, or to any property owned or operated by the Delaware Company or any of its Subsidiaries except as permitted by applicable Environmental Laws, (v) the Delaware Company or any of its Subsidiaries have reported to all appropriate authorities to the extent required by applicable Environmental Laws all past and present sites owned and operated by the Delaware Company or any of its Subsidiaries where Hazardous Substances have been treated, stored, disposed of or otherwise handled, and (vi) there is no on-site or off-site location to which the Delaware Company or any of its Subsidiaries have transported or disposed of Hazardous Substances or arranged for the transportation or disposal of Hazardous Substances.

          (b) For purposes of this Agreement, the following terms have the following meanings:

               (i)      "Environmental Law" means any law, rule, regulation, or
                         -----------------
ordinance, as in effect at the Effective Time, of any Governmental Entity relating to pollution or protection of the environment, including, without limitation, any Law relating to emissions, discharges, Releases or threatened Releases of pollutants, contaminants or Hazardous Materials or wastes into the ambient air, surface water, ground water or land.

               (ii)     "Hazardous Materials" means (1) any "hazardous waste" as
                         -------------------
defined in the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Sections 6901 et seq.), as amended through the Effective Time, and regulations
              -- ---
promulgated thereunder; (2) any "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Sections 9601 et seq.), as amended through the Effective Time, and
                     -- ---
regulations promulgated thereunder; (3) any "toxic substance" as defined in the Toxic Substances Control Act (15 U.S.C. Sections 2601 et seq.), as amended
                                                      -- ---
through the Effective Time, and regulations promulgated thereunder; and (4) petroleum, and any of its derivatives, by-products and other petroleum-related hydrocarbons.

               (iii)    "Hazardous Materials Contamination" means contamination
                         ---------------------------------
of the soil, groundwater, surface water, air or other elements by Hazardous Materials that would give rise to liability under applicable Environmental Law.

               (iv)     "Release" means any spilling, leaking, pumping, pouring,
                         -------
emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers or other closed receptacles containing any Hazardous Material), but excludes (1) any release which results in exposure to Persons solely within a workplace, with respect to a claim which such Persons may assert against the employer of such Persons, (2) emissions from the engine exhaust of a motor vehicle, rolling stock, aircraft or vessel, and (3) the normal application of fertilizer.

     Section 3.21    Labor Matters.  Neither the Delaware Company nor any of
                     -------------
its Subsidiaries is the subject of any material proceeding asserting that it or any of its Subsidiaries has committed an unfair labor practice or seeking to compel it to bargain with any labor union or labor organization nor is there pending or, to the knowledge of the Delaware Company, threatened in writing, nor has there been for the past five years, any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving the Delaware Company or any of its Subsidiaries, except in each case as would not, individually or in the aggregate, have a material adverse effect on the Delaware Company.
Additionally, except as disclosed in Section 3.21 of the Delaware Company Disclosure Schedule, (a) neither the Delaware Company nor any of its Subsidiaries is a party to any collective bargaining agreement, (b) there is no unfair labor practice complaint against the Delaware Company or any of its Subsidiaries pending or, to the knowledge of the Delaware Company, threatened before the National Labor Relations Board that would, if adversely determined against the Delaware Company or any of its Subsidiaries, have a material adverse effect on the Delaware Company, (c) there is no labor strike or organized slow down or stoppage actually pending or, to the knowledge of the Delaware Company, threatened against the Delaware Company or any of its Subsidiaries which involves the employees of the Delaware Company or any of its Subsidiaries and which would have a material adverse effect on the Delaware Company, (d) no private agreement restricts the Delaware Company or any of its Subsidiaries from relocating, closing or terminating any of its operations or facilities, and (e) except for plant closings or layoffs that, individually or in the aggregate, would not have a material adverse effect on the Delaware Company, neither the Delaware Company nor any of its Subsidiaries has implemented any plant closing or layoff of employees that could reasonably be expected to require notification under the Worker Adjustment Retraining and Notification Act of 1988, as amended, or any similar state or local Law or regulation and no such layoffs will be implemented before the Effective Time.

     Section 3.22  State Takeover Statutes.  No "fair price", "moratorium",
                   -----------------------
"control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws in the United States (with the exception of Section 203 of the DGCL) applicable to the Delaware Company is applicable to the Merger or the other transactions contemplated hereby. The action of the Board of Directors of the Delaware Company in approving this Agreement (and the transactions provided for herein) is sufficient to render inapplicable to this Agreement (and the transactions provided for herein or contemplated hereby) the restrictions on "business combinations" (as defined in Section 203 of the DGCL) as set forth in Section 203 of the DGCL.

     Section 3.23  Ownership of Texas Company Common Stock.   Neither the
                   ----------------------------------------
Delaware Company nor any Delaware Company Subsidiary, as of the date hereof, owns of record or beneficially, or is the Beneficial Owner of a number of shares of Texas Company Common Stock which, in the aggregate, exceeds 1% of the outstanding shares of Texas Company Common Stock and, without consent of the Texas Company, which consent shall not be unreasonably withheld, neither the Delaware Company nor any Delaware Company Subsidiary shall acquire or dispose of any shares of Texas Company Common Stock until after the Closing Date except in connection with the transactions contemplated by this Agreement. Beneficial Owner has the meaning ascribed to such term in Article XIII of the Texas Company's Articles of Incorporation.

     Section 3.24  General.  (a)  As used above or elsewhere in this
                   -------
Agreement with respect to the Delaware Company and/or its Subsidiaries, the term "material adverse effect" means an effect which is both material and adverse
 -----------------------
with respect to, and the term "material" means material with respect to, the
                               --------
assets, business, results of operations or financial condition of the Delaware Company taken as a whole with its Subsidiaries, and in either case shall be determined net of, and only after giving the Delaware Company and its Subsidiaries the benefit of, any insurance, indemnity, reimbursement, contribution, compensation or other similar right which would operate to reduce, offset, compensate or otherwise limit the impact thereof on the Delaware Company and/or any of its Subsidiaries; provided, however, that any change or changes in or caused by the prices of products or services and any change in Law, rule, or regulation or GAAP (applied on a consistent basis during the periods involved), shall not be deemed to constitute a material adverse effect or be deemed material.

          (b)  For purposes of this Agreement, the term "Delaware Company
                                                         ----------------
Disclosure Schedule" means the Delaware Company Disclosure Schedule delivered by
-------------------
the Delaware Company to the Texas Company prior to the date hereof.

          (c) No recourse or liability whatsoever with respect to this Agreement shall be had against any stockholder, officer, director, employee or agent, as such, past, present or having such capacity at any time prior to the Effective Time, of the Delaware Company, any of its Subsidiaries, or any successor thereof, either directly or through the Delaware Company, any of its Subsidiaries or any successor thereof, such recourse or liability, if any, being expressly waived and released by the Texas Company and its Subsidiaries as a condition of, and as consideration for, the execution of this Agreement and any other documents, instruments or certificates executed or delivered in connection with this Agreement or the Merger.

          (d) The foregoing representations and warranties of the Delaware Company, and any liability for breach or violation thereof, shall terminate absolutely and be of no further force and effect at and as of the Effective Time.

                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF THE TEXAS COMPANY

     The Texas Company represents and warrants to the Delaware Company that, except as expressly described or permitted in this Agreement or as disclosed to the Delaware Company in the Texas Company Disclosure Schedule (as hereinafter defined):

     Section 4.1  Due Incorporation, Etc.    Each of the Texas Company and
                  -----------------------
each Texas Company Subsidiary (as hereinafter defined) is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with all requisite power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power and authority would not, individually or in the aggregate, have a material adverse effect (as hereinafter defined) on the Texas Company and its Subsidiaries, taken as a whole.

     Section 4.2  Qualification as Foreign Entities.  Each of the Texas
                  ---------------------------------
Company and each Texas Company Subsidiary is duly licensed or qualified to do business and, if applicable, is in good standing, in each state or other jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it requires it to be so licensed or qualified, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the Texas Company.

     Section 4.3  Capital Stock. As of the date hereof, the authorized
                  -------------
capital stock of the Texas Company consists solely of 100,000,000 shares of the Texas Company Common Stock and 50,000,000 shares of preferred stock, $.001 par value per share. As of the date hereof, 38,344,681 shares of Texas Company Common Stock are outstanding, no shares of the preferred stock of the Texas Company are outstanding, and 5,033,452 shares of Texas Company Common Stock are reserved for issuance pursuant to the exercise of Texas Company Options (as hereinafter defined). All of the Texas Company's issued and outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 4.3 of the Texas Company Disclosure Schedule, for the rights contained in the Preferred Stock Agreement and as set forth in this Section 4.3, there are not outstanding any Equity Rights with respect to the Texas Company. A true and correct list of all of the outstanding options of the Texas Company (the "Texas Company Options") granted
                                               ---------------------
pursuant to the plans of the Texas Company set forth in Section 4.3 of the Texas Company Disclosure Schedule or otherwise (the plans described in Section 4.3 of the Texas Company Disclosure Schedule being referred to collectively herein as the "Texas Company Option Plans") and the purchase prices of the shares of Texas
     --------------------------
Company Common Stock issuable upon the exercise of each Texas Company Option has been delivered by the Texas Company to the Delaware Company on or prior to the date of this Agreement.

     Section 4.4  Preferred Stock Agreement.  The Subscription and Exchange
                  -------------------------
Agreement between the Texas Company and the New Investor (as hereinafter defined) (the "Preferred Stock Agreement") has been duly executed and delivered
               -------------------------
by the Texas Company.

     Section 4.5  Capitalization of the Texas Company Subsidiaries.  Set
                  ------------------------------------------------
forth on Schedule 4.5 of the Texas Company Disclosure Schedule is a true and correct list of all of the direct and indirect Subsidiaries of the Texas Company and the issued and outstanding capital stock of such Subsidiaries as of the date
of this Agreement.   All issued and outstanding shares of capital stock of each of the Subsidiaries of the Texas Company (a "Texas Company Subsidiary") are duly
                                             ------------------------
authorized, validly issued, fully paid and nonassessable.

     Section 4.6  Ownership of Equity Interests.  The Texas Company or one
                  -----------------------------
or more of its wholly-owned Subsidiaries owns, of record and beneficially, all of the issued and outstanding capital stock or other equity interests of each of the Texas Company Subsidiaries and all outstanding Equity Rights with respect to each Texas Company Subsidiary, free and clear (except as otherwise contemplated in the Second Amended and Restated Credit Agreement, dated as of October 15, 1998, among the Texas Company, certain of its Subsidiaries, the banks party thereto and Chase Bank of Texas, National Association, as Agent for such banks, as amended by the First Amendment to Second Amended and Restated Credit Agreement, dated as of May 25, 1999 among the same parties and the documents related thereto) of all Liens. Except as described above or as set forth in
Section 4.6 of the Texas Company Disclosure Schedule, neither the Texas Company nor any of the Texas Company Subsidiaries owns or holds, directly or indirectly, any capital stock of, or other equity or other ownership interest in (or any securities, rights or other interests exchangeable for, convertible into or which otherwise relate to the acquisition of any capital stock of), any Person or is a partner or joint venturer in any partnership or joint venture material to the Texas Company.

     Section 4.7  Corporate Power and Authority.  The Texas Company has the
                  -----------------------------
requisite corporate power to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, subject to obtaining the Requisite Texas Holder Approvals. The execution and delivery of this Agreement by the Texas Company and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Texas Company, subject, to obtaining the Requisite Texas Holder Approvals. This Agreement has been duly and validly executed and delivered by the Texas Company and constitutes the valid and binding agreement of the Texas Company, enforceable against the Texas Company in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights and except as limited by equitable principles.

     Section 4.8  No Conflicts or Consents.  (a)  Except as provided for in
                  ------------------------
Article I and as required under the HSR Act, the Exchange Act, the Securities Act, and state securities or "blue sky" Laws, no notices, reports or other filings are required to be made by the Texas Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Texas Company from, any Governmental Entity, in connection with the execution and delivery of this Agreement by the Texas Company and the consummation by the Texas Company of the transactions contemplated hereby, the failure to make or obtain any or all of which would have a material adverse effect on the Texas Company, or would prevent, materially delay or materially burden the transactions contemplated in this Agreement.

           (b) Except as set forth in Section 4.8 of the Texas Company Disclosure Schedule, the execution and delivery of this Agreement by the Texas Company does not, and the consummation by the Texas Company of the transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, the articles of incorporation or bylaws of the Texas Company or the comparable governing instruments of any material Texas Company Subsidiary, (ii) a breach or violation of, or a default under, the acceleration of or the creation of any lien, pledge, security interest or other encumbrance on assets (with or without the giving of notice or the lapse of time) pursuant to, any provision of any Contracts of the Texas Company or any of its Subsidiaries (the "Texas Company Contracts") or any change in the rights or
                   -----------------------
obligations of any party under any of the Texas Company Contracts or (iii) any Law or judgment, decree, order, award or governmental or non-governmental permit or license to which the Texas

Company or any of its Subsidiaries is subject, except, in the case of clause
(ii) and (iii) above for such breaches, violations, defaults, accelerations or changes that, alone or in the aggregate, would not have a material adverse effect on the Texas Company, or would not prevent, materially delay or materially burden the transactions contemplated by this Agreement.

     Section 4.9 SEC Reports and Financial Statements. Since January 1, 1997,
                     --------------------------------
the Texas Company has filed with the SEC all forms, reports and documents required to be filed by it under the Exchange Act or the Securities Act (as they have been amended since the time of their filing, collectively, the "Texas
                                                                     -----
Company SEC Documents"). The Texas Company SEC Documents, including without
---------------------
limitation any financial statements or schedules included therein, at the time filed, and any forms, reports or other documents filed by the Texas Company with the SEC after the date of this Agreement, (a) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied or will be prepared in compliance in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as the case may be. The financial statements of the Texas Company included in the Texas Company SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, to normal audit adjustments) and fairly present (subject, in the case of the unaudited statements, to normal audit adjustments) the consolidated financial position of the Texas Company and its Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. All liabilities or obligations (absolute, accrued, fixed, contingent or otherwise) required to be reflected, reserved against or otherwise disclosed in the financial statements of the Texas Company included in the Texas Company SEC Documents filed prior to the date of this Agreement have been properly reflected, reserved against or otherwise disclosed in such financial statements in accordance with the rules and regulations of the SEC and GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, to normal audit adjustments). Except as disclosed in Section 4.9 of the Texas Company Disclosure Schedule, since June 30, 1999, and prior to the date of this Agreement, no act, omission, occurrence, event, condition or circumstance has occurred or become known to the Texas Company, and no transaction, commitment or agreement has been entered into by the Texas Company or any of its Subsidiaries, that should have been disclosed in the Texas Company SEC Documents.

     Section 4.10  Information in Disclosure Documents and Registration
                   ----------------------------------------------------
Statement.  (a)  The S-4 will, at the time it becomes effective under the
---------
Securities Act and at the Effective Time, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (b) The proxy or information statement relating to the meeting of the Texas Company's shareholders to obtain the Requisite Texas Holder Approvals (as it may be amended from time to time, the "Texas Company Proxy Statement")
                                              -----------------------------
will not, at the date mailed to the Texas Company's shareholders and at the time of the meeting of shareholders to be held in connection with the approval of this Agreement and the issuance of the Texas Company Common Stock in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Texas Company Proxy Statement will, when filed with the SEC by the Texas Company, comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

               (c) Notwithstanding the foregoing, the Texas Company makes no representation with respect to statements made in any of the foregoing documents based on information supplied by the Delaware Company specifically for inclusion therein.

     Section 4.11  Litigation.  Except as disclosed in the Texas Company SEC
                   ----------
Documents filed prior to the date of this Agreement, there is as of the date hereof no suit, claim, action, proceeding or investigation pending or, to the best knowledge of the Texas Company, threatened, against the Texas Company or any of its Subsidiaries which, individually or in the aggregate, would have a material adverse effect on the Texas Company, or a material adverse effect on the ability of the Texas Company to consummate the transactions contemplated by this Agreement. Except as disclosed in the Texas Company SEC Documents filed prior to the date of this Agreement, neither the Texas Company nor any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree which, individually or in the aggregate, would have a material adverse effect on the Texas Company, or a material adverse effect on the ability of the Texas Company to consummate the transactions contemplated hereby.

     Section 4.12  No Material Adverse Change.  Except as disclosed in the
                   --------------------------
Texas Company SEC Documents filed prior to the date of this Agreement, in connection with the transactions contemplated in this Agreement, and the negotiation, execution and delivery of the Preferred Stock Agreement or the consummation of the transactions contemplated thereby, since June 30, 1999, there has not been any material adverse change in the assets, business, results of operations or financial condition of the Texas Company and its Subsidiaries, taken as a whole.

     Section 4.13  Taxes.   (a)  Except as set forth in the financial
                   -----
statements (including the notes thereto) included in the Texas Company SEC Documents and in Section 4.13 of the Texas Company Disclosure Schedule, (i) all Returns material to the Texas Company and its Subsidiaries, taken as a whole (the "Texas Company Returns"), required to be filed with any taxing authority
      ---------------------
by, or with respect to, the Texas Company or any of its Subsidiaries have been timely filed in accordance with all applicable Laws; (ii) the Texas Company and its Subsidiaries have timely paid all Taxes shown as due and payable on the Texas Company Returns that have been so filed, and, as of the time of filing, the Texas Company Returns correctly reflected in all material respects the facts regarding the income, business, assets, operations, activities and the status of the Texas Company and its Subsidiaries, other than Taxes that are being contested in good faith and for which adequate reserves are reflected on the Texas Company's Consolidated Balance

Sheet dated June 30, 1999 (the "Texas Company Balance Sheet"); (iii) the Texas
                                --------------------------
Company and its Subsidiaries have made provision for all Taxes material to the Texas Company and its Subsidiaries, taken as a whole, payable by them for which no Texas Company Return has yet been filed or for which no Texas Company Returns are required to be filed; (iv) the charges, accruals and reserves for Taxes with respect to the Texas Company and its Subsidiaries reflected on the Texas Company Balance Sheet are adequate under GAAP (applied on a consistent basis during the periods involved) to cover the Tax liabilities accruing through the date thereof; (v) there is no action, suit, proceeding, audit or claim now pending against or with respect to the Texas Company or any of its Subsidiaries, or, to the knowledge of the Texas Company, proposed or threatened, in respect of any Tax where there is a reasonable possibility of an adverse determination material to the Texas Company and its Subsidiaries, taken as a whole; (vi) there are no Liens on any of the assets of Texas Company or any of its Subsidiaries with respect to Taxes, other than Liens for Taxes not yet due and payable or for Taxes that the Texas Company or one or more of its Subsidiaries is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established, and (vii) neither the Texas Company nor any of its Subsidiaries has been a member of an affiliated, consolidated, combined or unitary group other than one of which the Texas Company was the common parent.

     (b) All material elections made since December 31, 1998, with respect to Taxes affecting the Texas Company or any of its Subsidiaries as of the date of this Agreement are set forth in Section 4.13 of the Texas Company Disclosure Schedule.

     Section 4.14  Vote Required.  Assuming that the representations and
                   -------------
warranties in Section 3.23 of this Agreement, and the reps and warranties of BOSS II, LLC in Section 4.5 of the Subscription and Exchange Agreement are true and correct, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Texas Company Common Stock entitled to vote with respect to the approval of this Agreement and the affirmative vote of at least a majority of the votes cast (provided the votes cast represent a majority in interest of all securities entitled to vote) with respect to the issuance of the Texas Company Common Stock in connection with the Merger and (if required by the

Shareholder Approval Policy of the NYSE) the issuance of the Texas Company Preferred Stock pursuant to the Preferred Stock Agreement are the only votes of the holders of any class or series of the Texas Company's capital stock or other securities necessary to approve this Agreement and the transactions contemplated hereby or the issuance of the Texas Company Common Stock in connection with the Merger or the issuance of the Texas Company Preferred Stock pursuant to the Preferred Stock Agreement (the "Requisite Texas Holder Approvals").
                                --------------------------------

          Section 4.15  Opinion of Financial Advisor.  The Texas Company has
                        ----------------------------
received the opinion of Chase Securities, Inc., its financial advisor, to the effect that, as of the date hereof, and provided a true, correct and complete copy of such opinion to the Delaware Company.

          Section 4.16  Change in Control Provisions.  Except as set forth in
                        ----------------------------
Section 4.16 of the Texas Company Disclosure Schedule, neither the Texas Company nor any of its Subsidiaries is a party to any Texas Company Plan or any material contract, agreement, plan, arrangement or understanding which, by its terms, would cause any obligation of any of such entities to be created, triggered or accelerated or would cause any right of any of such entities to be lost or deferred, in any case as a result of the Texas Company executing, or consummating the transactions contemplated by, this Agreement.

          Section 4.17  Undisclosed Material Liabilities. The Texas Company and
                        --------------------------------
its Subsidiaries, taken as a whole, do not have any material liabilities or obligations (whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due), except (a) as and to the extent disclosed in Section 4.17 of the Texas Company Disclosure Schedule; (b) as and to the extent reflected, disclosed or reserved against in the Texas Company SEC Documents filed prior to the date hereof; or (c) for liabilities and obligations incurred since June 30, 1999 in the ordinary course of business consistent with past practice.

          Section 4.18  Employee Benefit Plans. (a) Except where the failure to
                        ----------------------
be true would not, individually or in the aggregate, have a material adverse effect on the Texas Company, (i) each Texas Company Plan (as hereinafter defined) has been operated and administered in accordance with its terms and applicable Law, including, but not limited to ERISA and the Code, (ii) each Texas Company Plan intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified, (iii) except as required by COBRA, no Texas Company Plan provides death or medical benefits (whether or not insured), with respect to current or former employees of the Texas Company or of any trade or business, whether or not incorporated, which together with the Texas Company would be deemed a "single employer" within the meaning of Section 4001 of ERISA (a "Texas Company ERISA Affiliate"), beyond
                                     -----------------------------
their retirement or other termination of service, (iv) no liability under Title IV of ERISA has been incurred by the Texas Company or any Texas Company ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Texas Company or any Texas Company ERISA Affiliate of incurring any such liability (other than PBGC premiums), (v) all contributions or other amounts due from the Texas Company or any Texas Company ERISA Affiliate with respect to each Texas Company Plan have been paid in full,
(vi) neither the Texas Company nor any Texas Company ERISA Affiliate has engaged in a transaction in connection with which the Texas Company or any of its Subsidiaries could reasonably be expected to be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code, and (vii) there are no pending or anticipated or, to the best knowledge of Texas Company, threatened claims (other than routine claims for benefits) by, on behalf of or against any Texas Company Plan or any trusts related thereto.

          (b) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, parachute payments under Section 280G of the Code or otherwise) becoming due to any current or former director or any employee of the Texas Company or any of its Subsidiaries under any Texas Company Plan or otherwise or cause any prior payment made to any current or former director or employee of the Delaware Company or any of its Subsidiaries to be a parachute payment under Section 280G of the Code, (ii) materially increase any benefits otherwise payable under any Texas Company Plan or (iii) result in any acceleration of the time of payment or
vesting of any such benefits.   Except as set forth in Section 4.18(b) of the
Texas Company Disclosure Schedule, no
payments have been made or will be made by the Texas Company or any of its Subsidiaries that would not be deductible by the Texas Company or any of its Subsidiaries under Section 162(m) of the Code. Except as set forth in Section 4.18(b) of the Texas Company Disclosure, no benefits or bonus has accrued or will accrue under any other bonus program for any officer, director, or any senior regional manager of the Texas Company on or before the Effective Time.

          (c)   For purposes of this Agreement, the term "Texas Company Plan"
                                                          ------------------
shall mean each deferred compensation, bonus or other incentive compensation, stock purchase, stock option, including, without limitation, any Texas Company Option Plan, or other equity compensation plan, program, agreement or arrangement; each severance or termination pay, medical, surgical, hospitalization, life insurance or other "welfare" plan, fund or program (within the meaning of Section 3(1) of ERISA); each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Texas Company or by any Texas Company ERISA Affiliate or to which the Texas Company or any Texas Company ERISA Affiliate is party, whether written or oral, for the benefit of any employee or former employee of the Texas Company or any Texas Company ERISA Affiliate.

          (d) Except where the failure to be true would not, individually or in the aggregate, have a material adverse effect on the Texas Company, with respect to each Texas Company Multiemployer Plan (as hereinafter defined) (i) no withdrawal liability has been incurred by the Texas Company or any Texas Company ERISA Affiliate, and the Texas Company has no reason to believe that any such liability will be incurred, prior to the Closing Date, (ii) no such plan is in "reorganization" (within the meaning of Section 4241 of ERISA), (iii) no notice has been received that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, or that the plan is or may become "insolvent" (within the meaning of Section 4241 of ERISA), (iv) no proceedings have been instituted by the Pension Benefit Guaranty Corporation against the plan, (v) there is no contingent liability for withdrawal liability by reason of a sale of assets pursuant to Section 4204 of ERISA, and (vi) except as disclosed in Section 4.18(d) of the

Texas Company Disclosure Schedule, if the Texas Company or any Texas Company ERISA Affiliate were to have a complete or partial withdrawal under Section 4203 of ERISA as of the Closing, no obligation to pay withdrawal liability would exist on the part of the Texas Company or any ERISA Affiliate. "Texas Company
                                                                -------------
Multiemployer Plan" means a multiemployer plan within the meaning of Section
------------------
4001(a) (3) of ERISA with respect to which the Texas Company or any Texas Company ERISA Affiliate has an obligation to contribute or has or could have withdrawal liability under Section 4201 of ERISA.

     Section 4.19  Licenses and Registration  .  The Texas Company and its
                   -------------------------
Subsidiaries have all permits, governmental licenses, registrations, orders, exemptions and approvals necessary to own (or lease, as applicable) and operate their properties and to carry on their businesses substantially as presently conducted (and as presently proposed to be conducted) as required by Law or the rules and regulations of any Governmental Entity (the "Texas Company Material
                                                       ----------------------
Permits") and all of such Texas Company Material Permits are valid and in full
-------
force and effect, other than those permits, licenses, registrations, orders, exemptions and approvals, the absence of which would not result in a material adverse effect on the Texas Company.

     Section 4.20  Compliance with Laws.  The Texas Company and its
                   --------------------
Subsidiaries have complied with all Laws applicable to their businesses, properties (whether owned or leased), assets and operations (including, without limitation, those relating to wages and hours, occupational health and safety, record keeping, customs, antitrust, labor, consumer protection, employee relations, workers' compensation and securities), except for such non-compliance as would not have a material adverse effect on the Texas Company.

     Section 4.21  Environmental Matters.  With such exceptions as, individually
                   ---------------------
or in the aggregate, would not have a material adverse effect on the Texas Company, and except as set forth in Section 4.21 of the Texas Company Disclosure Schedule, (i) no written notice, notification, demand, request for information, citation, summons, complaint or order has been received by, and no investigation, action, claim, suit, proceeding or review is pending or, to the knowledge of the Texas Company, threatened by any Person against, the Texas Company or any of its Subsidiaries, with respect to any applicable Environmental Law, (ii) the Texas Company and its Subsidiaries are currently and have been in compliance with all applicable Environmental Laws, (iii) the Texas Company and each of its Subsidiaries have obtained and complied with the terms and conditions of all permits and other approvals necessary under applicable Environmental Laws to operate its business and to treat, transport, store, dispose of and otherwise handle Hazardous Substances ("Texas Company Environmental Permits"), (iv) there have been no
             -----------------------------------
Releases or threats of Releases (as that term is defined in applicable Environmental Laws) at, from, in, on, under, or to any property owned or operated by the Texas Company or any of its Subsidiaries except as permitted by applicable Environmental Laws, (v) the Texas Company and its Subsidiaries have reported to all appropriate authorities to the extent required by applicable Environmental Laws all past and present sites owned and operated by the Texas Company or any of its Subsidiaries where Hazardous Substances have been treated, stored, disposed of or otherwise handled, and (vi) there is no on-site or off-site location to which the Texas Company or any of its Subsidiaries have transported or disposed of Hazardous Substances or arranged for the transportation or disposal of Hazardous Substances.

     Section 4.22  State Takeover Statutes.  No "fair price", "moratorium",
                   -----------------------
"control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws in the United States (with the exception of Article 13.03 of the TBCA) applicable to the Texas Company is applicable to the Merger or the other transactions contemplated hereby. The action of the Board of Directors of the Texas Company in approving this Agreement (and the transactions provided for herein or contemplated hereby) is sufficient to render
Article 13.03 of the TBCA inapplicable to this Agreement.

     Section 4.23  Labor Matters.  Neither the Texas Company nor any of its
                   -------------
Subsidiaries is the subject of any material proceeding asserting that it or any of its Subsidiaries has committed an unfair labor practice or seeking to compel it to bargain with any labor union or labor organization nor is there pending or, to the knowledge of the Texas Company, threatened in writing, nor has there been for the past five years, any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving the Texas Company or any of its Subsidiaries, except in each case as would not, individually or in the aggregate, have a material adverse effect on the Texas Company. Additionally, except as disclosed in Section 4.23 of the Texas Company Disclosure Schedule, (a) neither the Texas Company nor any of its Subsidiaries is a party to any collective bargaining agreement, (b) there is no unfair labor practice complaint against the Texas Company or any of its Subsidiaries pending or, to the knowledge of the Texas Company, threatened before the National Labor Relations Board that would, if adversely determined against the Texas Company or any of its Subsidiaries, have a material adverse effect on the Texas Company, (c) there is no labor strike or organized slow down or stoppage actually pending or, to the knowledge of the Texas Company, threatened against the Texas Company or any of its Subsidiaries which involves the employees of the Texas Company or any of its Subsidiaries and which would have a material adverse effect on the Texas Company, (d) no private agreement restricts the Texas Company or any of its Subsidiaries from relocating, closing or terminating any of its operations or facilities, and (e) except for plant closings or layoffs that, individually or in the aggregate, would not have a material adverse effect on the Texas Company, neither the Texas Company nor any of its Subsidiaries has implemented any plant closing or layoff of employees that could reasonably be expected to require notification under the Worker Adjustment Retraining and Notification Act of 1988, as amended, or any similar state or local Law or regulation and no such layoffs will be implemented before the Effective Time.

     Section 4.24  General.  (1)  As used above or elsewhere in this Agreement
                   -------
with respect to the Texas Company and/or its Subsidiaries, the term "material adverse effect" means an effect which is both material and adverse with respect to, and the term "material" means material with respect to, the assets, business, results of operations or financial condition of the Texas Company taken as a whole with its Subsidiaries, and in either case shall be determined net of, and only after giving the Texas Company and its Subsidiaries the benefit of, any insurance, indemnity, reimbursement, contribution, compensation or other similar right which would operate to reduce, offset, compensate or otherwise limit the impact thereof on the Texas Company and/or any of its Subsidiaries; provided, however, that any change or changes in or caused by the prices of products or services and any change in Law, rule, or regulation or

GAAP (applied on a consistent basis during the periods involved), shall not be deemed to constitute a material adverse effect or be deemed material.

          (b)     For purposes of this Agreement, the term "Texas Company
                                                            -------------
Disclosure Schedule" means the Texas Company Disclosure Schedule delivered by
-------------------
the Texas Company to the Delaware Company prior to the date hereof.

          (c) No recourse or liability whatsoever with respect to this Agreement or the Merger shall be had against any shareholder, officer, director, employee or agent, as such, past, present or having such capacity at any time prior to the Effective Time, of the Texas Company, any of its Subsidiaries, or any successor thereof, either directly or through the Texas Company, any of its Subsidiaries or any successor thereof, such recourse or liability, if any, being expressly waived and released by the Delaware Company and its Subsidiaries as a condition of, and as consideration for, the execution of this Agreement and any other documents, instruments or certificates executed or delivered in connection with this Agreement or the Merger.

          (d) The foregoing representations and warranties of the Texas Company, and any liability for breach or violation thereof, shall terminate absolutely and be of no further force and effect at and as of the Effective Time.


                                   ARTICLE V

                                   COVENANTS

     Section 5.1  Conduct of Business of the Delaware Company. Except as
                  -------------------------------------------
contemplated by this Agreement or with the prior written consent of the Texas Company, which consent shall not be unreasonably withheld or delayed and is hereby given with respect to actions set forth in Section 5.1 of the Delaware Company Disclosure Schedule, during the period from the date of this Agreement to the Effective Time or the date of termination of this Agreement, whichever first occurs, the Delaware Company will, and will cause each of its Subsidiaries to, conduct its operations only in the ordinary and usual course of business consistent with past practice and, consistent therewith, will use all reasonable efforts, and will cause each of its Subsidiaries to use all reasonable efforts, to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with licensors, licensees, customers, suppliers, employees, consultants and any others having business dealings with it, in each case in all material respects. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement or as set forth in Section 5.1 of the Delaware Company Disclosure Schedule, the Delaware Company will not, and will not permit any of its Subsidiaries to, prior to the Effective Time, or the date of termination of this Agreement, whichever first occurs, without the prior written consent of the Texas Company, not to be unreasonably withheld or delayed:

          (a) adopt any amendment to its certificate of incorporation or by-laws or comparable organizational documents;

          (b) except for issuances of capital stock of the Delaware Company's Subsidiaries to the Delaware Company or a wholly owned Subsidiary of the Delaware Company, issue, reissue, sell or pledge or authorize or propose the issuance, reissuance, sale or pledge of additional shares of capital stock of any class, or securities convertible into capital stock of any class, or any rights, warrants or options to acquire any convertible securities or capital stock, other than the issuance of shares of Delaware Company Common Stock upon the exercise of stock options, warrants or vesting of restricted or deferred stock unit awards outstanding on the date of this Agreement, in each case in accordance with their present terms;

          (c) declare, set aside or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock, except that any wholly owned Subsidiary of the Delaware Company may pay dividends and make distributions to the Delaware Company or any of the Delaware Company's wholly owned Subsidiaries;

          (d) adjust, split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any shares of its capital stock, other than pursuant to the Delaware Company Plans;

          (e) (i) incur, assume or pre-pay any long-term debt or incur or assume any short-term debt, except that the Delaware Company and its Subsidiaries may incur, assume or pre-pay debt in the ordinary course of business consistent with past practice, (ii) incur any indebtedness (other than indebtedness with respect to the payment of interest paid in kind) pursuant to the Delaware Company Junior Indenture, (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person except in the ordinary course of business consistent with past practice, or (iv) make any loans, advances or capital contributions to, or investments in, any other Person except in the ordinary course of business consistent with past practice and except for loans, advances, capital contributions or investments between any wholly owned Subsidiary of the Delaware Company and the Delaware Company or another wholly owned Subsidiary of the Delaware Company;

          (f) settle or compromise any suit or claim or threatened suit or claim relating to the transactions contemplated hereby;

          (g) except for (i) increases in salary, wages and benefits of employees of the Delaware Company or its Subsidiaries (other than executive or corporate officers of the Delaware Company or presidents of any of its Subsidiaries) in accordance with past practice, (ii) increases in salary, wages and benefits granted to employees of the Delaware Company or its Subsidiaries (other than executive or corporate officers of the Delaware Company or presidents of any of its Subsidiaries) in conjunction with promotions or other changes in job status consistent with past practice or required under existing agreements, and (iii) increases in salary, wages and benefits to employees of the Delaware Company or its Subsidiaries pursuant to collective bargaining agreements entered into in the ordinary course of business consistent with past practice, increase the compensation or fringe benefits payable or to become payable to directors, officers or employees of the Delaware Company or any of its Subsidiaries, or pay any benefit not required by any existing plan or arrangement (including the granting of, or waiver of performance or other vesting criteria under, stock options, stock appreciation rights, shares of restricted stock or deferred stock or performance units) or grant any severance or termination pay to (except pursuant to existing agreements or policies), or enter into any employment or severance agreement with, any director, officer or other key employee of the Delaware Company or any of its Subsidiaries or establish, adopt, enter into, terminate or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, welfare, deferred compensation, employment, termination, severance or other employee benefit plan, agreement, trust, fund, policy or arrangement for the benefit or welfare of any directors, officers or current or former employees, except to the extent such termination or amendment is required by applicable law; provided, however, that nothing herein will be deemed to prohibit the payment of benefits as they become payable;

          (h) (i) acquire, sell, lease or dispose of any assets that are material to the Delaware Company and its Subsidiaries, taken as a whole, (ii) enter into any material commitment or transaction outside the ordinary course of business consistent with past practice other than transactions between a wholly owned Subsidiary of the Delaware Company and the Delaware Company or another wholly owned Subsidiary of the Delaware Company, or (iii) enter into any material commitment or transaction either in, or outside of, the ordinary course of business if such commitment or transaction involves the payment or receipt by the Delaware Company or any of its Subsidiaries of more than $50,000,000;

          (i) acquire or sell or enter into any letter of intent, material commitment or other agreement, whether written or oral, to acquire any debt or equity securities of any Third Party;

          (j) (i) modify, amend or terminate any Delaware Company Contract which is, or should have been, disclosed in the Delaware Company SEC Documents filed prior to the date hereof or filed with the SEC in connection therewith or any Delaware Company Contract to which any Delaware Company Subsidiary is a party and which, the Delaware Company in good faith believes, could involve the payment or receipt of more than $10,000,000 (collectively, the "Material
                                                                --------
Delaware Company Contracts"), (ii) waive, release, relinquish or assign any
--------------------------
Material Delaware

Company Contract (including any material insurance policy) or other material right or claim, or (iii) cancel or forgive any material indebtedness owed to the Delaware Company or any of its Subsidiaries, other than in each case in a manner in the ordinary course of business consistent with past practice or which is not material to the business of the Delaware Company and its Subsidiaries taken as a whole;

          (k) make any tax election not required by Law or settle or compromise any tax liability, in either case that is material to the Delaware Company and its Subsidiaries taken as a whole;

          (l) change any of the material accounting principles or practices used by it except as required by the SEC or the Financial Accounting Standards Board;

          (m) take any action which the Delaware Company believes when taken would cause its representations and warranties contained herein to become inaccurate in any material respect; or

          (n) authorize, or commit or agree to take, any of the foregoing actions.

    ; provided, however, that none of the restrictions set forth in this Section
5.1 are intended to violate any provision of any agreement governing any indebtedness of the Delaware Company or any of its Subsidiaries.

    Section 5.2  Conduct of Business of the Texas Company. Except as
                 ----------------------------------------
contemplated by this Agreement or with the prior written consent of the Delaware Company, which consent shall not be unreasonably withheld or delayed and is hereby given with respect to actions set forth in Section 5.2 of the Texas Company Disclosure Schedule, any actions necessary or advisable to consummate the transactions contemplated by the Preferred Stock Agreement or any documents contemplated therein and any actions necessary to obtain the New Financing (as hereinafter defined), during the period from the date of this Agreement to the Effective Time or the date of termination of this Agreement, whichever first occurs, the Texas Company will, and will cause each of its Subsidiaries to, conduct its operations only in the ordinary and usual course of business consistent with past practice and, consistent therewith, will use all reasonable efforts, and will cause each of its Subsidiaries to use all reasonable efforts, to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with licensors, licensees, customers, suppliers, employees and any others having business dealings with it, in each case in all material respects. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, as set forth in Section 5.2 of the Texas Company Disclosure Schedule, or necessary or advisable to consummate the transactions contemplated by the Preferred Stock Agreement or any documents referred to therein or the New Financing, the Texas Company will not, and will not permit any of its Subsidiaries to, prior to the Effective Time or the date of termination of this Agreement, whichever first occurs, without the prior written consent of the Delaware Company, not to be unreasonably withheld or delayed:

          (a) adopt any amendment to its articles of incorporation or by-laws or comparable organizational documents other than as contemplated by this Agreement;

          (b) except for issuances of capital stock of the Texas Company's Subsidiaries to the Texas Company or a wholly owned Subsidiary of the Texas Company, issue, reissue, sell or pledge or authorize or propose the issuance, reissuance, sale or pledge of additional shares of capital stock of any class, or securities convertible into capital stock of any class, or any rights, warrants or options to acquire any convertible securities or capital stock, other than the issuance of shares of Texas Company Common Stock upon the exercise of stock options or vesting of restricted or deferred stock unit awards outstanding on the date of this Agreement, in each case in accordance with their present terms;

          (c) declare, set aside or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock, except that any wholly owned Subsidiary of the Texas Company may pay dividends and make distributions to the Texas Company or any of the Texas Company's wholly owned Subsidiaries;

          (d) adjust, split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any shares of its capital stock, other than pursuant to the Texas Company Plans;

          (e) (i) incur, assume or pre-pay any long-term debt or incur or assume any short-term debt, except that the Texas Company and its Subsidiaries may incur, assume or pre-pay debt in the ordinary course of business consistent with past practice, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person (other than the Texas Company or any of its Subsidiaries) except in the ordinary course of business consistent with past practice, or
(iii) make any loans, advances or capital contributions to, or investments in, any other Person except in the ordinary course of business consistent with past practice and except for loans, advances, capital contributions or investments between any wholly owned Subsidiary of the Texas Company and the Texas Company or another wholly owned Subsidiary of the Texas Company;

          (f) settle or compromise any suit or claim or threatened suit or claim relating to the transactions contemplated hereby;

          (g) except for (i) increases in salary, wages and benefits of employees of the Texas Company or its Subsidiaries (other than executive or corporate officers of the Texas Company or presidents of any of its Subsidiaries) in accordance with past practice, (ii) increases in salary, wages and benefits granted to employees of the Texas Company or its Subsidiaries (other than executive or corporate officers of the Texas Company or presidents of any of its Subsidiaries) in conjunction with promotions or other changes in job status consistent with past practice or required under existing agreements and (iii) increases in salary, wages and benefits to employees of the Texas Company or its Subsidiaries pursuant to collective bargaining agreements entered into in the ordinary course of business consistent with past practice, increase the compensation or fringe benefits payable or to become payable to its directors, officers or employees (whether from the Texas Company or any of its Subsidiaries), or pay any benefit not required by any existing plan or arrangement (including, the granting of, or waiver of performance or other vesting criteria under, stock options, stock appreciation rights, shares of restricted stock or deferred stock or performance units) or grant any severance or termination pay to (except pursuant to existing agreements or policies), or enter into any employment or severance agreement with, any director, officer or other key employee of the Texas Company or any of its Subsidiaries or establish, adopt, enter into, terminate or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, welfare, deferred compensation, employment, termination, severance or other employee benefit plan, agreement, trust, fund, policy or arrangement for the benefit or welfare of any directors, officers or current or former employees, except to the extent such termination or amendment is required by applicable law; provided, however, that nothing herein will be deemed to prohibit the payment of benefits as they become payable;

          (h) (i) acquire, sell, lease or dispose of any assets that are material to the Texas Company and its Subsidiaries, taken as a whole, (ii) enter into any material commitment or transaction outside the ordinary course of business consistent with past practice other than transactions between a wholly owned Subsidiary of the Texas Company and the Texas Company or another wholly owned Subsidiary of the Texas Company; or (iii) enter into any material commitment or transaction either in, or outside of, the ordinary course of business if such commitment or transaction involves the payment or receipt by the Texas Company or any of its Subsidiaries of more than $50,000,000;

          (i) acquire or sell or enter into any letter of intent, material commitment or other agreement, whether written or oral, to acquire any debt or equity securities of any Third Party;

          (j) (i) modify, amend or terminate any Texas Company Contract which is, or should have been disclosed in the Texas Company SEC Documents filed prior to the date hereof or filed with the SEC in connection therewith or any Texas Company Contract which the Texas Company in good faith believes could involve the payment or receipt of more than $10,000,000 (collectively, the "Material
                                                                    --------
Texas Company Contracts"), (ii) waive, release, relinquish or assign any
-----------------------
Material Texas Company Contract (including any material insurance policy) or other material right or claim, or (iii) cancel or forgive any material indebtedness owed to the Texas Company or any of its Subsidiaries, other than in each case in a manner in the ordinary course of business consistent with past practice or which is not material to the business of the Texas Company and its Subsidiaries taken as a whole;

          (k) make any tax election not required by Law or settle or compromise any tax liability, in either case that is material to the Texas Company and its Subsidiaries taken as a whole;

          (l) change any of the material accounting principles or practices used by it except as required by the SEC or the Financial Accounting Standards Board;

          (m) take any action which the Texas Company believes when taken would cause its representations and warranties contained herein to become inaccurate in any material respect; or

          (n) authorize, or commit or agree to take, any of the foregoing actions.

    ; provided, however, that none of the restrictions set forth in this
Section 5.1 are intended to violate any provision of any agreement governing any indebtedness of the Delaware Company or any of its Subsidiaries. As used herein, the term "New Financing", shall mean a senior debt facility with terms
                  -------------
reasonably acceptable to the Texas Company and the Delaware Company and provided by a lender or lenders reasonably acceptable to the Texas Company and the Delaware Company which shall provide for loans to the Texas Company, if necessary, in an amount of at least $800,000,000.

    Section 5.3  Commercially Reasonable Best Efforts.  (a)  Subject to the
                 ------------------------------------
terms and conditions of this Agreement, all of the Parties hereto will use their respective commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation,
(i) the prompt delivery in writing of any and all information reasonably requested by another Party from time to time for inclusion or incorporation by reference in the S-4, the Delaware Company Proxy Statement and the Texas Company Proxy Statement, (ii) the prompt preparation and, subject to any limitations set forth in the Preferred Stock Agreement, filing with the SEC of the S-4, the Delaware Company Proxy Statement and the Texas Company Proxy Statement, (iii) such actions as may be required to have the S-4 declared effective under the Securities Act and the Delaware Company Proxy Statement and the Texas Company Proxy Statement cleared by the SEC, in each case as promptly as practicable, including by consulting with each other as to, and responding promptly to, any SEC comments with respect thereto, (iv) obtaining, prior to the Effective Time, all necessary blue sky permits and approvals and taking such other actions as may be required to be taken under applicable state securities or blue sky laws in connection with the issuance and delivery of shares of Texas Company Common Stock contemplated hereby, (v) the making of any necessary filings, and thereafter make any required submissions, with respect to this Agreement and the Merger under the HSR Act, or any other applicable Law, and (vi) obtaining all consents required under applicable Law or by contract necessary in connection with the Merger and the transactions contemplated in this Agreement, the Preferred Stock Agreement or the documents contemplated therein, and the New Financing. Without limiting the generality of the foregoing, each of the Delaware Company and the Texas Company shall promptly comply with any requests for additional information under the HSR Act, and shall use its commercially reasonable efforts to obtain termination of the waiting period thereunder as promptly as practicable. In addition, if at any time prior to the Effective Time any event or circumstance relating to the Delaware Company or the Texas Company or any of their respective Subsidiaries, or any of their respective officers or directors, should be discovered by the Delaware Company or the Texas Company, as the case may be, and which should be set forth in an amendment or supplement to the S-4, the Delaware Company Proxy Statement or the Texas Company Proxy Statement, the discovering Party will promptly inform the other Party of such event or circumstance.

          (b) Each of the Parties will comply in all material respects with all applicable Laws and with all applicable rules and regulations of any Governmental Entity in connection with its execution, delivery and performance of this Agreement and the transactions contemplated hereby.

          (c) Each of the Parties shall, in connection with the efforts referenced in this Section 5.3, (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) promptly inform the other Parties of any material communication received by such Party from, or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby, (iii) consult with each other in advance of any meeting or conference with any such Governmental Entity or, in connection with any proceeding by a private party, with any other person, and to the extent permitted by the applicable Governmental Entity or other person, give the other Parties the opportunity to attend and participate in such meetings and conferences, and (iv) provide any necessary information with respect to and provide the other (or its counsel) copies of, all filings made by such Party with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

          (d) In furtherance and not in limitation of the covenants of the Parties contained in this Section 5.3, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any applicable Law, or if any statute, rule, regulation, executive order, decree, injunction or administrative order is enacted, entered or promulgated or enforced by a Governmental Entity which would make the Merger or the other transactions contemplated hereby illegal or otherwise prohibit or materially impair or delay consummation of the transactions contemplated hereby, each of the Parties shall cooperate in all respects with each other and use all commercially reasonable efforts to contest and resist any such action or proceeding, to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement and to have such statute, rule, regulation, executive order, decree, injunction or administrative order repealed, rescinded or made inapplicable. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section
5.3 shall limit a Party's right to terminate this Agreement pursuant to Section
7.1 so long as such Party has up to then complied in all respects with its obligations under this Section 5.3.

          (e) If any objections are asserted with respect to the transactions contemplated hereby under any applicable Law or if any suit is instituted by any Governmental Entity or any private party challenging any of the transactions contemplated hereby as violative of any applicable Law, each of the Texas Company and the Delaware

Company shall use its commercially reasonable efforts to resolve any such objections or challenge as such Governmental Entity or private party may have to such transactions under such Law so as to permit consummation of the transactions contemplated by this Agreement.

     Section 5.4    Letter of the Delaware Company's Accountants.  Following
                    --------------------------------------------
receipt by PricewaterhouseCoopers, the Delaware Company's independent auditors, of an appropriate request from the Texas Company pursuant to Statement on Auditing Standards ("SAS") No. 72, the Delaware Company will use its reasonable
                     ---
best efforts to cause to be delivered to the Texas Company a letter of PricewaterhouseCoopers, dated a date within two business days before the date on which the S-4 will become effective and addressed to the Texas Company, in form and substance reasonably satisfactory to the Texas Company, and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements on Form S-4, which letter will be brought down to the Effective Time.

     Section 5.5    Letter of the Texas Company's Accountants.  Following
                    -----------------------------------------
receipt by KPMG Peat Marwick LLP, the Texas Company's independent auditors, of an appropriate request from the Delaware Company pursuant to SAS No. 72, the Texas Company will use its reasonable best efforts to cause to be delivered to the Delaware Company a letter of KPMG Peat Marwick, LLP, dated a date within two business days before the date on which the S-4 will become effective and addressed to the Delaware Company, in form and substance reasonably satisfactory to the Delaware Company, and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements on Form S-4, which letter will be brought down to the Effective Time.

     Section 5.6    Access to Information.  Upon reasonable notice, each Party
                    ---------------------
will (and will cause each of their respective Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, access, during normal business hours during the period prior to the Effective Time, to all its properties, facilities, books, contracts, commitments and records and other information as reasonably requested by such requesting Party and, during such period, each of the Delaware Company and the Texas Company will (and will cause each of their respective

Subsidiaries to) furnish promptly to the other (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of United States federal securities laws or regulations, and (b) all other information concerning its business, properties and personnel as such other Party may reasonably request. The Parties will hold any such information which is nonpublic in confidence in accordance with the terms of the Confidentiality Agreement, dated June 1, 1999,
                                 -------------------------
between the Delaware Company and the Texas Company, as amended (the "Confidentiality Agreement"), and in the event of termination of this Agreement for any reason each Party will promptly comply with the terms of the Confidentiality Agreement.

     Section 5.7    Stock Exchange Listing.  The Texas Company will use its best
                    ----------------------
efforts to (i) obtain, prior to the Effective Time, the approval for listing on the NYSE, effective upon official notice of issuance, of the shares of Surviving Corporation Common Stock to be issued in connection with the Merger pursuant to
Article II hereof , the shares of Surviving Corporation Common Stock which will be issuable upon conversion of the Texas Company Preferred Stock and the shares of Surviving Corporation Common Stock which will be issuable upon exercise options, warrants, earn outs and convertible securities of the Delaware Company, and (ii) cause such Surviving Corporation Common Stock to be duly registered or qualified under all applicable state securities or blue sky laws.

     Section 5.8     Employee Benefit Plans.     (a)  Certain Delaware Company
                     ----------------------           ------------------------
Plans.   On or prior to the Effective Time, the Delaware Company and its Board
-----
of Directors (or a committee thereof) and the Texas Company and its Board of Directors (or a committee thereof) will take all action necessary to implement the provisions contained in this Section 5.8 in a manner reasonably acceptable to the Texas Company.

                     (i)    Options and Warrants to Purchase Delaware Common
                            ------------------------------------------------
Stock.
-----
                            (1)    Any Delaware Company Options that are
unexercisable, but become exercisable as a result of the transactions contemplated hereby, shall not become exercisable because of the transactions contemplated hereby and any discretion or any decision to be made by the Delaware Company or its delegate with regard to any Delaware Company Options shall be made not to allow any of such Delaware Company

Options to become exercisable on account of the transactions contemplated hereby. In addition, the Delaware Company shall either (i) cause each Person who has Delaware Company Options that become exercisable because of the transactions contemplated hereby to execute a waiver whereby such person agrees that such options shall not become exercisable on account of the transactions contemplated hereby (the "Option Waivers") or (ii) enter into severance agreements with any
             --------------
person that has not signed an Option Waiver. Such severance agreements shall provide for severance payments at the Effective Time in amounts consistent with past practice of the Delaware Company and not in excess of the amount set forth in Section 5.1(g) of the Delaware Company Disclosure Schedule and that all of Delaware Company Options of such person shall terminate and be of no force and effect at the Effective Time.

          (2) At the Effective Time, the Delaware Company's obligations with respect to each outstanding Delaware Company Option under the Delaware Company Option Plans and each of the outstanding Delaware Company Warrants shall be assumed by the Surviving Corporation. Options for which Option Waivers have not been obtained and are required shall not be assumed by the Surviving Corporation. The Delaware Company Options and the Delaware Company Warrants so assumed by the Surviving Corporation shall continue to have, and be subject to, the same terms and conditions set forth in the Delaware Company Option Plans (as to the Delaware Company Option) and agreements pursuant to which such Delaware Company Options and Delaware Company Warrants were issued as in effect immediately prior to the Effective Time, except that (i) such Delaware Company Options and Delaware Company Warrant shall be exercisable for that number of whole shares of Surviving Corporation Common Stock equal to the product of the number of shares of Delaware Company Common Stock covered by the Delaware Company Options and the Delaware Company Warrants immediately prior to the Effective Time multiplied by the Delaware Company Per Share Stock Amount, rounded up to the nearest whole number of shares of Surviving Corporation Common Stock, and (ii) the per share exercise price for the shares of Surviving Corporation Common Stock issuable upon the exercise of such assumed Delaware Company Options or the Delaware Company Warrants shall be equal to the quotient determined by dividing the exercise price per share of Delaware Company Common Stock specified for such

Delaware Company Options under the applicable Delaware Company Option Plans or agreement or Delaware Company Warrants immediately prior to the Effective Time by the Delaware Company Per Share Stock Amount, rounding the resulting exercise price down to the nearest whole cent. With respect to the Delaware Company Options, the date of grant shall be the date on which the Delaware Company Options were originally granted. Prior to such assumption of such Delaware Company Options or Delaware Company Warrants by the Surviving Corporation, the Delaware Company shall make all amendments to the plans and agreements governing such Delaware Company Options and Delaware Company Warrants to accomplish the foregoing, which shall be in a form reasonably acceptable to the Texas Company. The Surviving Corporation shall (i) reserve for issuance the number of shares of Surviving Corporation Common Stock that will become issuable upon the exercise of such Delaware Company Options and the Delaware Company Warrants pursuant to this Section 5.8(a)(i)(2) and (ii) at the Effective Time, execute a document evidencing the assumption by the Surviving Corporation of the Delaware Company's obligations with respect thereto under this 5.8(a)(i)(2). As soon as practicable after the Effective Time, the Surviving Corporation shall file a registration statement on Form S-8 (or any successor form), or another appropriate form with respect to the shares of Surviving Corporation Common Stock subject to such Delaware Company Options and shall use its reasonable commercial efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Delaware Company Options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, the Surviving Corporation, to the extent legally permissible, shall administer the Delaware Company Option Plans assumed pursuant to this Section 5.8(a)(i)(2) in a manner that complies with Rule 16b-3 promulgated under the Exchange Act.

          (ii)   Directors Option Plan.  All Delaware Company Options issued and
                 ---------------------
outstanding under the Consolidation Capital Corporation 1997 Non-Employee Directors' Stock Plan (the "Directors Option Plan") shall be exercisable in
                            ---------------------
accordance with such plan; provided that, the Delaware Company agrees to amend the Directors Option

Plan prior to the earlier to occur of the Effective Time or December 31, 1999, to provide that no automatic grants of options under such plan shall occur. Additionally, the Delaware Company agrees to terminate the Directors Option Plan effective as of the Effective Time.

    (iii)  Stock Performance Plan and All Other Stock-Based Plans.
           ------------------------------------------------------

           (1) At the Effective Time, the Delaware Company shall take all steps necessary to cause any shares of Delaware Company Common Stock granted pursuant to any Delaware Company Plan, including, without limitation, the Delaware Company's 1999 Stock Performance Incentive Plan (the "Stock Performance
                                                               -----------------
Plan"), to be converted into shares of Surviving Corporation Common Stock in
----
accordance with Section 2.1(i) hereof. Except as provided herein or as otherwise agreed to by the Parties, and to the extent permitted by the applicable plan or agreement, the provisions in any plan, program or arrangement (other than the Stock Performance Plan and the Delaware Company Option Plans) providing for the issuance or grant of any other interest in respect of the capital stock of the Delaware Company or any of its Subsidiaries will be terminated as of the Effective Time.

           (2) No shares of Delaware Company Stock shall be awarded or issued on or before the Effective Time on account of the occurrence of the transactions contemplated hereby pursuant to any Delaware Company Plan, including, without limitation, the Stock Performance Plan, and any discretion or any decision to be made by any person, committee or company with regard to the award or issue of Delaware Company Stock pursuant to any Delaware Company Plan shall not be made to grant any such award or approve or otherwise authorize such award or issuance. Prior to the Effective Time and except as set forth in this Section 5.8, the Delaware Company shall cause each person who has a right to have Delaware Company Stock either awarded or issued prior to the Effective Time under a Delaware Company Plan whether or not on account of the occurrence of the transactions contemplated hereby to execute a waiver whereby such person agrees to release the Delaware Company of its obligation to award or issue Delaware Company Stock under such Delaware Company Plan. After the Closing, the Texas Company shall assume the Stock Performance Plan in accordance with its terms (or adopt a substantially similar plan or utilize an existing Texas

Company plan) with respect to the Persons named in Section 3.17(e) of the Delaware Company Disclosure Schedule, and the "Stock Price" which must be attained under Section 3 of the Stock Performance Plan and the number of shares of Delaware Company Common Stock allocated to such individuals set forth in
Section 3.17(e) of the Delaware Company Disclosure Schedule shall be subject to appropriate adjustments set forth in Section 5.8(a)(i)(2) above; provided, however, that if the benefits under such plan have been satisfied with respect to any Person, then no further obligations shall exist with respect to such Person.

           (vi)   Employee Stock Purchase Plan. At a date to be agreed on by the
                  ----------------------------
Parties which must be at least three days before the Closing, the Delaware Company shall terminate the Consolidation Capital Corporation Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") so that no purchase or sales
                    ----------------------------
of Delaware Company Stock can occur under the Employee Stock Purchase Plan after such date.

           (v)    162(m) Bonus Plan. The Delaware Company shall terminate the
                  -----------------
consolidation Capital Corporation Section 162(m) Bonus Plan (the "162(m) Bonus
                                                                  ------------
Plan") prior to the Effective Time.
----

           (vi)   Delaware Company Qualified Plans. Prior to the Closing Date,
                  --------------------------------
the Delaware Company and the Texas Company agree to use their best efforts to come to an agreement with respect to how (i) to maintain the qualified status of certain Delaware Company Plans which are qualified or intended to be qualified under Section 401(a) of the Code ("Delaware Company Qualified Plans") from the
                                   --------------------------------
date of this Agreement through the Effective Time and (ii) to provide qualified retirement benefits to the employees of the Surviving Corporation after the Effective Time. Notwithstanding the above, the Delaware Company agrees to maintain the qualified status of the Delaware Company Qualified Plans from the date of this Agreement through the Effective Time.

     (b)   All Other Employee Benefit Plans of the Delaware Company and of the
           -------------------------------------------------------------------
Texas Company.  Except as otherwise contemplated by this Agreement, the employee
-------------
benefit plans (as defined in Section 3(3) of ERISA) and other employee plans, programs and policies other than salary (collectively, the "Employee Benefit
                                                            ----------------
Plans") of the Delaware Company and its Subsidiaries and the Texas Company and
-----
its Subsidiaries in effect at the date of this Agreement will remain in effect until otherwise determined after the Effective Time unless otherwise determined by the Board of Directors of the Surviving Corporation.

          (i)    Agreement and Conditions.  Without limiting the generality of
                 ------------------------
Section 5.8(b), the Surviving Corporation shall (i) honor (A) in accordance with their terms all individual employment, severance and termination agreements of the Delaware Company or any of its Subsidiaries, and (B) without modification all other employee severance plans, policies, employment and severance agreements of the Delaware Company or any of its Subsidiaries with respect to their respective past and present officers, directors, employees and agents that are in effect as of the Effective Time through the termination date specified in such document, (ii) waive any limitations regarding pre-existing conditions of employees of the Delaware Company and its Subsidiaries employed by any of them as of the Effective Time ("Current Employees") and their eligible dependents
                           -----------------
under any welfare or other employee benefit plans of the Surviving Corporation and its affiliates in which they participate after the Effective Time (except to the extent that such limitations would have applied under the analogous plan of the Delaware Company and its Subsidiaries immediately before the Effective
Time), and (iii) for the Employee Benefit Plans applicable to employees of the Surviving Corporation effective after the Effective Time, recognize all service with the Delaware Company or any of its Subsidiaries and the Texas Company or any of its Subsidiaries to the extent service is recognized for any purpose under similar Delaware Company Plans and similar Texas Company Plans, except to the extent such treatment would result in duplication of benefits or would violate applicable Law.

          (c)    Certain Texas Company Options. With respect to the options
                 -----------------------------
listed on Exhibit 5.8(c), the Delaware Company and the Texas Company agree that, notwithstanding anything in this Agreement to the contrary, the Texas Company may, subject to the pre-approval of the Board of Directors of the Texas Company and effective at the Effective Time, purchase a number of such options equal to the number of such options requested to be purchased by the holder of such options in writing up to a maximum of 50% of the options held by such Person (the "Total Eligible Options"); provided, however, that in the event that the
      ----------------------
Elected Cash Shares is more than the Total Eligible Share

Number, the number of options that may be purchased by the Company pursuant to this Section 5.8(c) shall be subject to the proration procedures set forth in
Section 2.5 of this Agreement as if such option were Elected Cash Shares. The purchase price at which the Texas Company may repurchase any of such options shall be $13.50 per share less the exercise price of such option. Any payments paid by the Company to purchase such options shall be in exchange for the termination and relinquishment by the holder of such options.

     Section 5.9    Insurance and Indemnity. For a period of six years after the
                    -----------------------
Effective Time, (a) the Surviving Corporation shall, subject to applicable Law, maintain in effect the current provisions regarding indemnification of officers and directors contained in the articles of incorporation and bylaws of the Texas Company and each of its Subsidiaries and of the Delaware Company's Subsidiaries as in effect immediately prior to the Effective Time and honor any indemnification agreements of the Delaware Company and its respective Subsidiaries with directors, officers or employees as in effect immediately prior to the Effective Time, (b) the Surviving Corporation shall maintain in effect directors and officers liability insurance having substantially the same terms and conditions and providing at least the same coverage and amounts as the directors and officers liability insurance maintained by the Delaware Company as in effect immediately prior to the Effective Time for all directors and officers of the Delaware Company and its Subsidiaries who served as such at any time since November 25, 1997; provided, however, that the Surviving Corporation shall not be required to pay more than $500,000 per year in premiums for such coverage and may reduce such coverage to the extent required so that annual premiums therefor do not exceed such amount, and (c) the Surviving Corporation shall indemnify the directors and officers of the Delaware Company to the fullest extent to which the Surviving Corporation is permitted to indemnify such officers and directors under its articles of incorporation and bylaws and applicable Law.

     Section 5.10   Fees and Expenses. Whether or not the Merger is consummated,
                    -----------------
all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the Party incurring such expenses except (i) as set forth in Section 7.4, and (ii) that the Delaware Company shall pay 60% of the fees and expenses of Baker Robbins to prepare a report on the Y2K compliance of the Delaware Company and its Subsidiaries and the Texas Company shall pay the remaining 40% of such fees and expenses.

         Section 5.11   Brokers or Finders. Each of the Delaware Company and the
                        ------------------
Texas Company represents, as to itself, its Subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any brokers, or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement except Bear Stearns & Co. Inc., whose fees and expenses will be paid by the Delaware Company or, if the Effective Time occurs, by the Surviving Corporation, in accordance with the Delaware Company's agreement with such firm, a copy of which has been provided to the Texas Company, and Chase Securities, Inc., whose fees and expenses will be paid by the Texas Company or, if the Effective Time occurs, by the Surviving Corporation in accordance with the Texas Company's agreement with such firm, a copy of which has been provided to the Delaware Company, and each of the Delaware Company and the Texas Company will indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any other brokers, or finders, fees, commissions or expenses asserted by any Person on the basis of any act or statement alleged to have been made by such Party or any of its Subsidiaries or affiliates.

         Section 5.12   No Solicitation. (a) From and after the date hereof, the
                        ---------------
Texas Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountants or other representatives retained by it or any of its Subsidiaries to, directly or indirectly through another Person, solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiry, offer, proposal or agreement with respect to an Alternative Transaction (as hereinafter defined); provided however, that if, at any time prior to obtaining the Requisite Texas Holder Approvals, the Board of Directors of the Texas Company determines in good faith, based on advice from outside counsel and its financial advisors, that providing such information or participating in such negotiations or discussions is required to prevent the Board of Directors of the Texas Company from breaching their fiduciary duties to the Texas Company's shareholders under applicable Law, the Board of Directors of the Texas Company may, in response to any proposal that has been determined by it to be a Texas Company Superior Proposal (as hereinafter defined), that was not solicited by it and that did not otherwise result from a breach of this
Section 5.12(a), and subject to the Texas Company giving the Delaware Company at least two business days written notice of its intention to do so, (x) furnish information with respect to the Texas Company and its Subsidiaries to any Person pursuant to a customary confidentiality agreement containing terms no less restrictive than the terms of the Confidentiality Agreement, provided that a copy of all such information is delivered simultaneously to the Delaware Company, and (y) participate in negotiations regarding such proposal. The Texas Company shall promptly notify the Delaware Company orally and in writing of any request for information or of any proposal in connection with an Alternative Transaction, the material terms and conditions of such request or proposal (including a copy thereof, if in writing, and all other documentation and any related correspondence) and the identity of the person making such request or proposal. The Texas Company will keep the Delaware Company reasonably informed of the status and details (including amendments or proposed amendments) of such request or proposal on a current basis. The Texas Company shall immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any Third Party conducted heretofore by the Texas Company or its representatives with respect to the foregoing. Subject to the first sentence of this Section 5.12(a), the Texas Company (i) agrees not to release any Third Party (as hereinafter defined) from, or waive any provision of, or fail to enforce, any standstill agreement or similar agreements to which it is a party related to, or which could affect, an Alternative Transaction and agrees that the Delaware Company shall be entitled to enforce the Texas Company's rights and remedies under and in connection with such agreements and
(ii) acknowledges that the provisions of clause (i) are an important and integral part of this Agreement. Nothing contained in this Section 5.12 or
Section 5.13 shall prohibit the Texas Company (i) from taking and disclosing to its shareholders a position contemplated by Rule 14c-9 or Rule 14e-2(a) promulgated under the Exchange Act, or (ii) from making any disclosure to its shareholders if, in the good faith judgment of the Board of Directors of the Texas Company, after receipt of advice from outside counsel and its financial advisors, such disclosure is required to prevent the Board of Directors of the Texas Company from breaching their fiduciary duties to the Texas Company's shareholders under applicable Law. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 5.12(a) by any director or officer of the Texas Company or any of its Subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative of the Texas Company or any of its Subsidiaries shall be deemed to be a breach of this Section 5.12(a) by the Texas Company.

         (b) From and after the date hereof, the Delaware Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountants or other representatives retained by it or any of its Subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate any inquiry, offer, proposal or agreement with respect to an Alternative Transaction, or (ii) participate in any discussions or negotiations regarding any Alternative Transaction; provided, however, that if, at any time prior to obtaining the Requisite Delaware Holder Approvals, the Board of Directors of the Delaware Company determines in good faith, based on advice from outside counsel and its financial advisors, that providing such information or participating in such negotiations or discussions is required to prevent the Board of Directors of the Delaware Company from breaching their fiduciary duties to the Delaware Company's stockholders under applicable Law, the Board of Directors of the Delaware Company may, in response to a proposal that has been determined by it to be a Delaware Company Superior Proposal (as hereinafter defined), that was not solicited by it and that did not otherwise result from a breach of this Section 5.12(b), and subject to the Delaware Company giving the Texas Company at least two business days written notice of its intention to do so, (x) furnish information with respect to the Delaware Company and its Subsidiaries to any person pursuant to a customary confidentiality agreement containing terms no less restrictive than the terms of the Confidentiality Agreement, provided that a copy of all such information is delivered simultaneously to the Texas Company, and (y) participate in negotiations regarding such proposal. The Delaware Company shall promptly notify the Texas Company orally and in writing of any request for information or of any proposal in connection with an Alternative Transaction, the material terms and conditions of such request or proposal (including a copy thereof, if in writing, and all other documentation any related correspondence) and the identity of the person making such request or proposal. The Delaware Company will keep the Texas Company reasonably informed of the status and details (including amendments or proposed amendments) of such request or proposal on a current basis. The Delaware Company shall immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any Third Party conducted heretofore by the Delaware Company or its representatives with respect to the foregoing. Subject to the first sentence of this Section 5.12(b), the Delaware Company (i) agrees not to release any Third Party from, or waive any provision of, or fail to enforce, any standstill agreement or similar agreements to which it is a Party related to, or which could affect, an Alternative Transaction and agrees that the Texas Company shall be entitled to enforce the Delaware Company's rights and remedies under and in connection with such agreements and (ii) acknowledges that the provisions of clause (i) are an important and integral part of this Agreement. Nothing contained in this Section 5.12 or in Section 5.13 shall prohibit the Delaware Company (i) from taking and disclosing to its stockholders a position contemplated by Rule 14e-9 or Rule 14e-2(a) promulgated under the Exchange Act, or (ii) from making any disclosure to its stockholders if, in the good faith judgment of the Board of Directors of the Delaware Company, based on advice from outside counsel and its financial advisors, such disclosure is required to prevent the Board of Directors of the Delaware Company from breaching their fiduciary duties to the Delaware Company's stockholders under applicable Law. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in Section 5.12(b) by any director or officer of the Delaware Company or any of its Subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative of the Delaware Company or any of its Subsidiaries shall be deemed to be a breach of Section 5.12(b) by the Delaware Company.

          (c)    For purposes of this Agreement, "Alternative Transaction" means
                                                  -----------------------
any of (i) a transaction or series of transactions pursuant to which any Person (or group of Persons) other than the Texas Company and its

Subsidiaries and other than the Delaware Company and its Subsidiaries (a "Third
                                                                          -----
Party") acquires or would acquire, directly or indirectly, beneficial ownership
-----
(as defined in Rule 13d-3 under the Exchange Act) of more than 20% of the outstanding shares of the Texas Company or the Delaware Company, as the case may be, whether from the Texas Company or the Delaware Company or pursuant to a tender offer or otherwise, (ii) any acquisition or proposed acquisition of, or business combination with, the Texas Company or any of its Subsidiaries or the Delaware Company or any of its Subsidiaries, as the case may be, by a merger or other business combination (including any so-called "merger-of-equals" and whether or not the Texas Company or any of its Subsidiaries or the Delaware Company or any of its Subsidiaries, as the case may be, is the entity surviving any such merger or business combination), and (iii) any other transaction pursuant to which any Third Party acquires or would acquire, directly or indirectly, control of 20% or more of the consolidated assets (including for this purpose the outstanding equity securities of Subsidiaries of the Texas Company or the Delaware Company, as the case may be, and any entity surviving any merger or business combination including any of them) of the Texas Company or any of its Subsidiaries or the Delaware Company or any of its Subsidiaries, as the case may be. Notwithstanding the foregoing, neither the Preferred Stock Agreement nor the transactions or documents contemplated therein shall constitute an Alternative Transaction.

         Section 5.13   Texas Company and Delaware Company Shareholder Meetings.
                        -------------------------------------------------------
(a) As promptly as practicable after the S-4 is declared effective under the Securities Act, the Texas Company shall duly give notice of, convene and hold a meeting of its shareholders (the "Texas Company Shareholders' Meeting") in
                                  -----------------------------------
accordance with the TBCA for the purpose of obtaining the Requisite Texas Holders Approvals and shall, subject to the provisions of Section 5.13(b) hereof, through its Board of Directors, recommend to its shareholders the approval of this Agreement, the issuance of the Texas Company Common Stock in connection with the Merger and the issuance of the Texas Company Preferred Stock pursuant to the Preferred Stock Agreement.

                 (b) Neither the Board of Directors of the Texas Company nor any committee thereof shall (i) except as expressly permitted by this Section 5.13(b), withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in a manner adverse to the Delaware Company, the approval or recommendation of such Board of Directors or such committee thereof of this Agreement, the issuance of the Texas Company Common Stock in connection with the Merger or the issuance of the Texas Company Preferred Stock pursuant to the Preferred Stock Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Alternative Transaction, or (iii) cause the Texas Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "Texas Company Acquisition
                                               -------------------------
Agreement") related to any Alternative Transaction. Notwithstanding the
---------
foregoing, in the event that prior to the later of the approval of this Agreement, of the issuance of the Texas Company Common Stock in connection with the Merger by the holders of the Texas Company Common Stock and the issuance of the Texas Company Preferred Stock pursuant to the Preferred Stock Agreement, the Board of Directors of the Texas Company determines in good faith, after it has received a Texas Company Superior Proposal and after receipt of advice from outside counsel and its financial advisors, that doing so is required to prevent the Board of Directors of the Texas Company from breaching its fiduciary duties to the Texas Company shareholders under applicable Law, the Board of Directors of the Texas Company may (subject to this and the following sentences) inform the Texas Company shareholders that it no longer believes that such approval is advisable and no longer recommends approval (a "Texas Company Subsequent
                                                ------------------------
Determination") or pay the Termination Fee and terminate this Agreement, but
-------------
only at a time that is after the fifth business day following the Delaware Company's receipt of written notice advising the Delaware Company that the Board of Directors of the Texas Company has received a Texas Company Superior Proposal specifying the material terms and conditions of such the Texas Company Superior Proposal (and including a copy thereof with all accompanying documentation, if in writing), identifying the Person making such Texas Company Superior Proposal and stating that it intends to make a Texas Company Subsequent Determination or to terminate this Agreement (a "Texas Company Determination Notice"). After
                                ----------------------------------
providing the Texas Company Determination Notice, the Texas Company shall cause its financial and legal advisors to negotiate in good faith with the Delaware Company during such five business days to make such adjustments to the terms and conditions of this Agreement as would enable the Texas Company to proceed with the Merger on such adjusted terms; provided, however, that any such adjustment shall be at the discretion of the Parties at the time. For purposes of this Agreement, a "Texas Company Superior Proposal" means any proposal (on
                      -------------------------------
its most recent amended or modified terms, if amended or modified) made by a Third Party to enter into an Alternative Transaction which the Board of Directors of the Texas Company determines in its good faith judgment (based on, among other things, the advice of a financial advisor of nationally recognized reputation) to be more favorable to the Texas Company's shareholders than the Merger and the transactions contemplated herein, in the Preferred Stock Agreement and by the New Financing, taking into account all relevant factors (including whether, in the good faith judgment of the Board of Directors of the Texas Company, based on the advice of a financial advisor of nationally recognized reputation, the Third Party is reasonably able to finance the transaction, and any proposed changes to this Agreement that may be proposed by the Delaware Company in response to such Alternative Transaction). Notwithstanding the foregoing, but subject to its right to terminate pursuant to
Section 7.1(g), the Texas Company agrees that its obligations pursuant to 5.13(a) to give notice of, convene and hold a meeting of its shareholders in accordance with the TBCA and its articles of incorporation and bylaws shall not be affected by the withdrawal or modification (other than a withdrawal or modification in which the Texas Company Board of Directors recommends that its shareholders not grant the Requisite Texas Holders Approvals) by the Texas Company Board of Directors, in accordance with this Section 5.13(b), of its recommendation to the shareholders of the Texas Company to grant the Requisite Texas Holders Approvals.

               (c) As promptly as practicable after the S-4 is declared effective under the Securities Act, the Delaware Company shall duly give notice of, convene and hold a meeting of its stockholders and the holders of its Debentures (the "Delaware Company Stockholders' Meeting") in accordance with the
                 --------------------------------------
DGCL and its certificate of incorporation and bylaws for the purpose of obtaining the Requisite Delaware Holders Approvals and shall, subject to the provisions of Section 5.13(d) hereof, through its Board of Directors, recommend to its stockholders and the holders of the Debentures the adoption of this Agreement.

               (d) Neither the Board of Directors of the Delaware Company nor any committee thereof shall (i) except as expressly permitted by this Section 5.13(d), withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in a manner adverse to the Texas Company, the approval or recommendation of such Board of Directors or such committee thereof of this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Alternative Transaction, or (iii) cause the Delaware Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "Delaware Company Acquisition Agreement")
                                     --------------------------------------
related to any Alternative Transaction. Notwithstanding the foregoing, in the event that prior to obtaining the Requisite Delaware Holders Approvals, the Board of Directors of the Delaware Company determines in good faith, after it has received a Delaware Company Superior Proposal and after receipt of advice from outside counsel and its financial advisors, that doing so is required to prevent the Board of Directors of the Delaware Company from breaching its fiduciary duties to the Delaware Company stockholders under applicable Law, the Board of Directors of the Delaware Company may (subject to this and the following sentences) inform the Delaware Company stockholders that it no longer believes that the Merger is advisable and no longer recommends approval (a "Delaware Company Subsequent Determination") or pay the Termination Fee and
 -----------------------------------------
terminate this Agreement, but only at a time that is after the fifth business day following the Texas Company's receipt of written notice advising the Texas Company that the Board of Directors of the Delaware Company has received a Delaware Company Superior Proposal specifying the material terms and conditions of such Delaware Company Superior Proposal (and including a copy thereof with all accompanying documentation, if in writing), identifying the Person making such Delaware Company Superior Proposal and stating that it intends to make a Delaware Company Subsequent Determination or to terminate this Agreement (a "Delaware Company Determination Notice") . After providing a Delaware Company
 -------------------------------------
Determination Notice, the Delaware Company shall cause its financial and legal advisors to negotiate in good faith with the Texas Company during such five business days to make such adjustments to the terms and conditions of this Agreement as would enable the Delaware Company to proceed with the Merger on such adjusted terms; provided however, that any such adjustment shall be at the discretion of the Parties at the time.

For purposes of this Agreement, a "Delaware Company Superior Proposal" means any
                                   ----------------------------------
proposal (on its most recently amended or modified terms, if amended or modified) made by a Third Party to enter into an Alternative Transaction which the Board of Directors of the Delaware Company determines in its good faith judgment (based on, among other things, the advice of a financial advisor of nationally recognized reputation) to be more favorable to the Delaware Company's stockholders than the Merger taking into account all relevant factors (including whether, in the good faith judgment of the Board of Directors of the Delaware Company, based on the advice of a financial advisor of nationally recognized reputation, the Third Party is reasonably able to finance the transaction, and any proposed changes to this Agreement that may be proposed by the Texas Company in response to such Alternative Transaction). Notwithstanding the foregoing, but subject to its right to terminate pursuant to Section 7.1(g), the Delaware Company agrees that its obligations pursuant to 5.13(c) to give notice of, convene and hold a meeting of its stockholders and the holders of the Debentures in accordance with the DGCL and its certificate of incorporation and bylaws shall not be affected by the withdrawal or modification by the Delaware Company Board of Directors, in accordance with this Section 5.13(d), of its recommendation to the stockholders of the Delaware Company and the holders of the Debentures to adopt this Agreement.

         Section 5.14   Rule 145. The Delaware Company will use its reasonable
                        --------
best efforts to cause all Persons who, at the time of the meeting of the Delaware Company's stockholders to adopt this Agreement, may be deemed to be affiliates of the Delaware Company as that term is used in Rule 145 under the Securities Act and who will become the beneficial owners of Surviving Corporation Common Stock pursuant to the Merger to execute "affiliates' letters" in customary form prior to the Effective Time. Except as otherwise provided in any separate agreements between the Texas Company and any such affiliates, the Texas Company will use its reasonable efforts to comply with the provisions of Rule 144(c) under the Securities Act in order that such affiliates may resell such Surviving Corporation Common Stock pursuant to Rule 145(d) under the Securities Act. After the first anniversary of the Closing Date, upon a written request, the Surviving Corporation will remove any restrictive legends related to Rule 145 on the certificates evidencing Merger

Consideration received by Persons who are affiliates of the Delaware Company immediately before the Effective Time but who are not affiliates of the Surviving Corporation immediately after the Effective Time.

         Section 5.15  Board Membership and Officers. The Boards of Directors of
                       -----------------------------
the Texas Company shall take such action as may be required to cause the directors comprising the full Board of Directors of the Surviving Corporation and the officers of the Surviving Corporation immediately after the Effective Time to reflect the provisions of this Section 5.15. The initial Board of Directors of the Surviving Corporation following the Merger shall consist of 13 individuals; four shall be designees of the Delaware Company which shall be reasonably acceptable to the other parties hereto (the "Delaware Designees"),
                                                        ------------------
four shall be designees of the Texas Company which shall be reasonably acceptable to the other parties hereto (the "Texas Designees"), four shall be
                                             ---------------
designees of the Investor (the "Investor Designees") and one (the "Joint
                                ------------------                 -----
Designee") shall be chosen jointly by the Delaware Company, the Texas Company
--------
and the Investor. At least two of the Delaware Designees shall not be employed by the Delaware Company or its Subsidiaries, and at least two of the Texas Designees shall not be employed by the Texas Company or its Subsidiaries. J. Patrick Millinor shall serve as Chairman of the Board of the Surviving Corporation immediately following the Merger and Joseph Ivey shall serve as President and Chief Executive Officer of the Surviving Corporation. Each shall report to the full Board of Directors. The executive committee (the "Executive
                                                                     ---------
Committee") of the Board shall consist of five members of the Board, two of whom
---------
shall be Ivey and Millinor. In the event that either of Messrs. Millinor or Ivey ceases to be employed by the Texas Company or the Delaware Company, respectively, immediately prior to the Effective Time, then the position with the Surviving Corporation which would otherwise be held by them shall be filled promptly after the Effective Time by the Board of Directors of the Surviving Corporation. Except as set forth in this Section 5.15, all other officers of the Surviving Corporation shall be selected by the Board of Directors of the Surviving Corporation after consultation with Messrs. Millinor and Ivey. All directors and officers so elected shall hold office from the Effective Time in accordance with the charter documents governing such corporation until his or her successor is duly elected or appointed and qualified.

         Section 5.16   Takeover Statute. If any "fair price", "moratorium",
                        ----------------
"control share acquisition" or other form of anti-takeover statute or regulation shall become applicable to the transactions contemplated hereby, the Delaware Company, the Texas Company and their respective members of their respective Boards of Directors shall grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated herein and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated herein.

         Section 5.17   Tax Matters. (a) Each of the Parties shall use its best
                        -----------
efforts to cause the Merger to constitute a tax-free "reorganization" under Code
Section 368(a). None of the Parties will knowingly take any action, and none of the Parties will permit any of its Subsidiaries or Affiliates knowingly to take any action, that would cause the Merger to fail to qualify as a tax-free reorganization under Code Section 368(a).

                 (b) The Delaware Company will deliver a Representation Letter substantially in the form of Exhibit 5.17(c)-1 executed as of the Closing Date and the Texas Company will deliver a Representation Letter substantially in the form of Exhibit 5.17(c)-2 executed as of the Closing Date.

         Section 5.18   Notification of Certain Matters. Each of the Delaware
                        -------------------------------
Company and the Texas Company shall give prompt notice to the other of:

                 (i) the occurrence or nonoccurrence of any event whose occurrence or nonoccurrence would be likely to cause either (A) any representation or warranty contained in this Agreement to be untrue or inaccurate with respect to such Party and its Subsidiaries, taken as a whole, at any time from the date hereof to the Effective Time, or (B) directly or indirectly, any material adverse effect on such Party; and

                 (ii) any material failure of such Party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

         Section 5.19   Transition Planning. J. Patrick Millinor, Jr., and
                        -------------------
Joseph Ivey, as Chief Executive Officers of the Texas Company and the Delaware Company, respectively, jointly shall be responsible for coordinating all aspects of transition planning and implementation relating to the Merger and the other transactions contemplated hereby. If either such person ceases to be Chief Executive Officer of his respective company for any reason, such Person's successor as Chief Executive Officer shall assume his predecessor's responsibilities under this Section 5.19. During the period between the date hereof and the Effective Time, Messrs. Millinor and Ivey jointly shall (i) examine various alternatives regarding the manner in which to best organize and manage the businesses of the Texas Company and the Delaware Company after the Effective Time, and (ii) coordinate policies and strategies with respect to employees and employee compensation and benefit matters, in all cases subject to applicable law.

                                   ARTICLE VI
                                   CONDITIONS

         Section 6.1    Conditions to Each Party's Obligation To Effect the
                        ---------------------------------------------------
Merger. The respective obligations of the Parties to effect the Merger will be
------
subject to the satisfaction, on or prior to the Effective Time, of the following conditions:

                 (a) The Delaware Company shall have obtained the Requisite Delaware Holders Approvals.

                 (b) The Texas Company shall have obtained the Requisite Texas Company Holders Approvals.

                 (c) Any waiting period under the HSR Act applicable to the Merger shall have expired or been terminated.

                 (d) The S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall then be in effect and no proceeding for that purpose shall have been initiated or, to the knowledge of the Texas Company or the Delaware Company, threatened.

                 (e) The Texas Company shall have received all state securities or blue sky permits and other authorizations necessary to issue the shares of Surviving Corporation Common Stock pursuant to this Agreement.

                 (f) No temporary restraining order, preliminary or permanent injunction or other order shall have been issued by any court of competent jurisdiction and no other legal restraint or prohibition preventing the consummation of the Merger shall be in effect (each Party agreeing to use all reasonable efforts to have any such order reversed or injunction lifted).

                 (g) The shares of Surviving Corporation Common Stock to be issued in connection with the Merger, the shares of Surviving Corporation Common Stock which will be issuable upon conversion of the Texas Company Preferred Stock and the shares of Surviving Corporation Common Stock will be issuable upon the exercise of the options, warrants and convertible securities of the Delaware Company shall have been approved for listing on the NYSE, subject to official notice of issuance.

                 (h) The Texas Company shall have received the opinion of Bracewell & Patterson, L.L.P. substantially in the form attached hereto as
Exhibit 6.1(h)(i) and the Delaware Company shall have received the opinion of Morgan, Lewis and Bockius, LLP, substantially in the form attached hereto as
Exhibit 6.1(h)(ii), addressed to the Texas Company and the Delaware Company, respectively, based upon representation letters substantially in the forms referenced in Section 5.17 of this Agreement, dated on or about the date of such opinion and such other facts and representations as counsel may reasonably deem relevant, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code.

                 (i) The Texas Company shall have received from an institutional investor or its affiliated designees (the "New Investor"),
                                                         ------------
pursuant to the Preferred Stock Agreement, the amount of $150,000,000 and all of the outstanding Debentures as consideration for the issuance of shares of 7.25% Convertible Preferred Stock, par value $.001 per share, of the Texas Company (the "Texas Company Preferred Stock").
      -----------------------------

                 (j) The Texas Company shall have obtained the New Financing and funding thereunder shall be available to the Texas Company.

                 (k) All material consents, approvals and authorizations from Government Entities or third parties required to effect, or as a result of, the Merger, the failure to obtain which would have a material adverse effect on the Surviving Corporation and its Subsidiaries, taken as a whole, shall have been obtained.

                 (l) There shall exist no default under any material indebtedness of either the Delaware Company or the Texas Company.

         Section 6.2    Conditions of Obligations of the Delaware Company. The
                        -------------------------------------------------
obligations of the Delaware Company to effect the Merger are further subject to satisfaction or waiver of the following conditions:

                 (a) The representations and warranties of the Texas Company contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of a date earlier than the date hereof) shall also be true and correct on and as of the Closing Date, except for changes contemplated by this Agreement, with the same force and effect as if made on and as of the Closing Date; provided, however, that for purposes of this Section 6.2(a) only, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct (without regard to materiality qualifiers contained therein), individually or in the aggregate, results or would reasonably be expected to result in a material adverse effect on the Texas Company;

                 (b) the Texas Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or before the Effective Time; and

                 (c) the Delaware Company shall have received a certificate of an executive officer of the Texas Company to the effect set forth in paragraphs (a) and (b) above.

     Section 6.3 Conditions of Obligations of the Texas Company. The obligations
                 ----------------------------------------------
of the Texas Company to effect the Merger are further subject to the satisfaction or waiver of the following conditions:

          (a) The representations and warranties of the Delaware Company contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of a date earlier than the date hereof) shall also be true and correct on and as of the Closing Date, except for changes contemplated by this Agreement, with the same force and effect as if made on and as of the Closing Date; provided, however, that for purposes of this Section 6.3(a) only, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct (without regard to materiality qualifiers contained therein), individually or in the aggregate, results or would reasonably be expected to result in a material adverse effect on the Delaware Company;

          (b) the Delaware Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or before the Effective Time; and

          (c) the Texas Company shall have received a certificate of an executive officer of the Delaware Company to the effect set forth in paragraphs
(a) and (b) above.


                                  ARTICLE VII

                                  TERMINATION

     Section 7.1 Termination. This Agreement may be terminated at any time
                 -----------
prior to the Effective Time whether before or, subject to the terms of this Agreement, after approval of this Agreement by the stockholders and holders of the Debentures of the Delaware Company or the shareholders of the Texas Company, in each case as authorized by the respective Board of Directors of the Delaware Company or the Texas Company:

          (a)    by mutual consent of the Texas Company and the Delaware
Company;

          (b) by either of the Texas Company or the Delaware Company if the Merger is not consummated before March 31, 2000 (the "Termination Date");
                                                      ----------------
provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of any condition to be satisfied;

          (c) by either of the Texas Company or the Delaware Company if there shall be any Law that makes the consummation of the Merger illegal or otherwise prohibited or if any court of competent jurisdiction has issued an order, decree, ruling or injunction permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger, which injunction has become final and non-appealable;

          (d) (i) by the Delaware Company, (A) if the Texas Company shall have breached in any material respect (without regard to materiality qualifiers contained therein) any of its representations or warranties contained in this Agreement or the Texas Company shall have failed to perform in any material respect any of its covenants or other agreements contained in this Agreement, which breach or failure to perform (1) is incapable of being cured by the Texas Company, as the case may be, prior to the Termination Date and (2) renders any condition under Section 6.1 or 6.2 incapable of being satisfied prior to the Termination Date, or (B) if a condition under Section 6.1 or 6.2 to the Delaware Company's obligations hereunder cannot be satisfied prior to the Termination Date;

              (ii) by the Texas Company,(A) if the Delaware Company shall have breached in any material respect (without regard to materiality qualifiers contained therein) any of its representations or warranties contained in this Agreement or shall have failed to perform in any material respect any of its covenants or other agreements contained in this Agreement, which breach or failure to perform (1) is incapable of being cured by the Delaware Company prior to the Termination Date and (2) renders any condition under Sections 6.1 or 6.3 incapable of being satisfied prior to the Termination Date, or (B) if a condition under Section 6.1 or 6.3 to the Texas Company's obligations hereunder cannot be satisfied prior to the Termination Date;

          (e) by either the Delaware Company or the Texas Company if the Board of Directors of the other (i) shall fail to include in its Proxy Statement its recommendation without modification or qualification that the stockholders and Debenture holders of the Delaware Company adopt this Agreement, in the case of the Delaware Company, or that the shareholders of the Texas Company adopt this Agreement, approve the issuance of the shares of Texas Company Common Stock in connection with the Merger and approve the issuance of the Texas Company Preferred Stock pursuant to the Preferred Stock Agreement, in the case of the Texas Company, (ii) shall withdraw or modify in any adverse manner its approval or recommendation of this Agreement or the Merger, in the case of the Delaware Company, or shall withdraw or modify in any adverse manner its approval or recommendation of this Agreement or the Merger, the issuance of the shares of Texas Company Common Stock in connection with the Merger or the issuance of the Texas Company Preferred Stock pursuant to the Preferred Stock Agreement, in the case of the Texas Company, (iii) shall fail to reaffirm such approval or recommendation promptly after such Party's request, (iv) shall approve or recommend any Alternative Transaction, or (v) shall resolve to take any of the actions specified in this Section 7.1(e);

          (f) by either the Delaware Company or the Texas Company if the Requisite Delaware Holders Approvals or the Requisite Texas Holders Approvals, as the case may be, shall fail to have been obtained at a duly held meeting of such holders of either of such companies, including any adjournments thereof, or

          (g)(i) by the Texas Company in accordance with Section 5.13(b), or
(ii) by the Delaware Company in accordance with Section 5.13(d), provided, that, in each case, the Party terminating this Agreement pays the Termination Fee as a condition to the effectiveness of such Party's termination under Section 7.1(g).

     Section 7.2 Effect of Termination. (1) In the event of termination of this
                 ---------------------
Agreement as provided in Section 7.1 hereof, and subject to the provisions of
Section 8.1 hereof, this Agreement shall forthwith become void and there shall be no liability on the part of any of the Parties, except (i) as set forth in this Section 7.2 and in Sections 3.9, 4.10, 5.10 and 5.11 hereof, and (ii) nothing herein shall relieve any Party from liability for any willful breach hereof.

          (b) The Texas Company shall pay in accordance with Section 7.3 of this Agreement to the Delaware Company a termination fee of $15,000,000 (the "Termination Fee") upon the occurrence of any of the following events: (i) the
 ---------------
termination of this Agreement by the Delaware Company pursuant to Section 7.1(e) hereof, (ii) if this Agreement could have been (but was not) terminated by the Delaware Company pursuant to Section 7.1(e) hereof , upon the termination of this Agreement by the Texas Company or the Delaware Company pursuant to Section 7.1(f), because of the failure of the Texas Company to obtain the Requisite Texas Holders Approvals, (iii) (A) if this Agreement could not have been terminated by the Delaware Company pursuant to Section 7.1(e) hereof but is subsequently terminated by the Texas Company or the Delaware Company pursuant to
Section 7.1(f) because of the failure of the Texas Company to obtain Requisite Texas Holders Approvals, (B) prior to the Texas Company Shareholders' Meeting there shall have been an offer or proposal for, an announcement of any intention with respect to (including the filing of a statement of beneficial ownership on Schedule 13D discussing the possibility of or reserving the right to engage in), or any agreement with respect to, a transaction that would constitute an Alternative Transaction (except that for the purposes of this Section 7.2(b), the applicable percentage in clause (i) of the definition of "Alternative Transaction" shall be fifty percent (50%)) involving the Texas Company or any of the Texas Company's Subsidiaries, and (C) within 12 months after the termination of this Agreement, the Texas Company enters into a definitive agreement with any Third Party with respect to, or consummates, an Alternative Transaction, (iv) this Agreement is terminated by the Delaware Company pursuant to Section 7.1(d)(i) as a result of the Texas Company's material breach of Sections 5.3, 5.12(a), 5.13(a) or 5.13(b) hereof which, in the case of Section 5.3 only, is not cured within 30 days after notice thereof to the Texas Company, or (v) this Agreement is terminated by the Texas Company pursuant to Section 7.1(g). In addition, the Texas Company shall pay the Delaware Company $30,000,000 as liquidated damages if the Texas Company shall attempt to terminate this Agreement in a manner that is not provided in Section 7.1.

          (c) The Delaware Company shall pay in accordance with Section 7.3 of this Agreement to the Texas Company the Termination Fee upon the occurrence of any of the following events: (i) the termination of this

Agreement by the Texas Company pursuant to Section 7.1(e) hereof, (ii) if this Agreement could have been (but was not) terminated by the Texas Company pursuant to Section 7.1(e) hereof, upon the termination of this Agreement by the Texas Company or the Delaware Company pursuant to Section 7.1(f) because of the failure of the Delaware Company to obtain the Requisite Delaware Holders Approvals, (iii) (A) if this Agreement could not have been terminated by the Texas Company pursuant to Section 7.1(e) hereof but is subsequently terminated by the Texas Company or the Delaware Company pursuant to Section 7.1(f) because of the failure of the Delaware Company to obtain the Requisite Delaware Holders Approvals, (B) prior to the Delaware Company Stockholders' Meeting there shall have been an offer or proposal for, an announcement of any intention with respect to (including the filing of a statement of beneficial ownership on Schedule 13D discussing the possibility of or reserving the right to engage in), or any agreement with respect to, a transaction that would constitute an Alternative Transaction (except that for the purposes of this Section 7.2(c), the applicable percentage in clause (i) of the definition of "Alternative Transaction" shall be fifty percent (50%)) involving the Delaware Company or any of the Delaware Company's Subsidiaries, and (C) within 12 months after the termination of this Agreement, the Delaware Company enters into a definitive agreement with any Third Party with respect to, or consummates, an Alternative Transaction, (iv) this Agreement is terminated by the Texas Company pursuant to
Section 7.1(d) as a result of the Delaware Company's material breach of Sections 5.3, 5.12(b), 5.13(c) or 5.13(d) hereof which, in the case of Section 5.3 only, is not cured within 30 days after notice thereof to the Delaware Company or (v) this Agreement is terminated by the Delaware Company pursuant to Section 7.1(g). In addition, the Delaware Company shall pay the Texas Company $30,000,000 as liquidated damages if the Delaware Company shall attempt to terminate this Agreement in violation of Section 7.1.

     Section 7.3 Terms of Payment. Each terminate fee payable under Sections
                 ----------------
7.2(b) and (c) above shall be payable in cash, payable no later than one business day following the delivery of notice of termination to the other Party, except that (i) if such fee shall be payable pursuant to clause (iii) of either of Section 7.2(b) or (c), such fee shall be payable no later than one business day following the day such Party enters into the definitive agreement or consummates a transaction referenced in such clause (iii)(C) of either Section 7.2(b) or (c), (ii) if such fee shall be payable by the Texas Company pursuant to Section 7.2(b)(ii) or by the Delaware Company pursuant to Section 7.2(c)(ii), such fee shall be payable prior to, and as a condition precedent to, termination of this Agreement by the Texas Company pursuant to Section 7.1(f) because of the failure of the Texas Company to obtain the Requisite Texas Holders Approvals or by the Delaware Company pursuant to Section 7.1(f) because of the failure of the Delaware Company to obtain the Requisite Delaware Holders Approvals, as the case may be, and (iv) the Termination Fee shall be paid prior to or contemporaneous with termination of this Agreement pursuant to Section 7.1(g).

     Section 7.4 Termination for Costs and Expenses. The Delaware Company and
                 ----------------------------------
the Texas Company agree that the Agreements contained in Sections 7.2(b) and (c) above are an integral part of the transactions contemplated by this Agreement and that without these Agreements, they would not enter into this Agreement. In the event of any dispute as to whether any fee due under such Sections 7.2(b) and (c) is due and payable, the prevailing Party shall be entitled to receive from the other Party the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, relating to such dispute. Interest shall be paid on the amount of any unpaid fee at the publicly announced prime rate of Citibank, N.A. from the date such fee was required to be paid.

                                 ARTICLE VIII

                                 MISCELLANEOUS

     Section 8.1 Survival of Representations, Warranties and Agreements. The
                 ------------------------------------------------------
representation, warranties and Agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section
7.1 hereof, as the case may be, except that (a) the covenants, representations and warranties set forth in Articles I and II and Sections 3.9, 4.9, 5.6, 5.10,
5.11 5.14, 5.15, 5.17 and 7.2 hereof shall survive termination indefinitely, and (b) nothing contained herein shall limit any covenant or Agreement of the Parties which by its terms contemplates performance after the Effective Time.

     Section 8.2 Amendment. This Agreement may be amended by the Parties, by
                 ---------
action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders or Debenture holders of the Delaware Company or the shareholders of the Texas Company; provided, however, no such amendment shall be made which by Law requires the further approval of such stockholders or shareholders or Debenture holders, as the case may be, without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

     Section 8.3 Extension; Waiver. At any time prior to the Effective Time, any
                 -----------------
Party may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other Party, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the Agreements or conditions contained herein. Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in a written instrument signed on behalf of such Party. The failure of any Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

     Section 8.4 Notices. All notices and other communications hereunder will be
                 -------
in writing and will be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the Parties at the following addresses (or at such other address for a Party as is specified by like notice):

          (a)    if to the Texas Company, to

                              Group Maintenance America Corp.
                              8 Greenway Plaza, Suite 1500
                              Houston, Texas 77046
                              Attn.: Chief Executive Officer
                              Telecopy:  713-626-4766
          with a copy to

                              Bracewell & Patterson, L.L.P.
                              711 Louisiana, Suite 2900
                              Houston, Texas 77002
                              Attn.: John L. Bland
                              Telecopy:  713-221-1212

          and

          (b)    if to the Delaware Company, to

                              Building One Services
                              110 Cheshire Lane, Suite 210
                              Minnetonka, Minnesota 55305
                              Attn:  Joseph M. Ivey
                              Telecopy: 612-249-4977

          with a copy to

                              Morgan, Lewis & Bockius, LLP
                              1701 Market Street
                              Philadelphia, Pennsylvania 19103-2921
                              Attn:  N. Jeffrey Klauder
                              Telecopy:  215-963-5299


     Section 8.5 Interpretation. When a reference is made in this Agreement to
                 --------------
Sections, such reference will be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement they will be deemed to be followed by the words "without limitation." The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, will be deemed to refer to the date set forth in the introductory paragraph of this Agreement.

     Section 8.6 Counterparts. This Agreement may be executed in two or more
                 ------------
counterparts, all of which will be considered one and the same agreement and will become effective when two or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.

     Section 8.7  Entire Agreement; No Third Party Beneficiaries. This Agreement
                  ----------------------------------------------
(including the documents and the instruments referred to herein), and the Confidentiality Agreement (a) constitute the entire agreement and supersede all prior Agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof and thereof, and (b) other than
Article II, and Sections 3.24(c) and 4.24(c), are not intended to confer upon any Person other than the Parties hereto and thereto any rights or remedies hereunder or thereunder.

     Section 8.8  GOVERNING LAW. EXCEPT AS SET FORTH IN THIS SECTION 8.8, THIS
                  -------------
AGREEMENT WILL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE, EXECUTED, DELIVERED AND PERFORMED WHOLLY WITHIN THE STATE OF DELAWARE, WITHOUT REGARD TO ANY APPLICABLE CONFLICTS OF LAW, EXCEPT TO THE EXTENT THAT THIS AGREEMENT PERTAINS TO THE INTERNAL AFFAIRS OF A TEXAS CORPORATION, IN WHICH EVENT, AND ONLY WITH RESPECT TO SUCH EVENT, THE LAWS OF THE STATE OF TEXAS SHALL APPLY.

     Section 8.9  Specific Performance. The Parties agree that if any of the
                  --------------------
provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at Law would exist and damages would be difficult to determine, and that the Parties will be entitled to specific performance of the terms hereof, in addition to any other remedy at Law or equity.

     Section 8.10 Publicity. Except as otherwise required by Law or the
                  ---------
applicable rules of any national securities exchange, for so long as this Agreement is in effect, neither the Texas Company nor the Delaware Company will, or will permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without having consulted with the other Party.

     Section 8.11 Assignment. Neither this Agreement nor any of the rights,
                  ----------
interests or obligations hereunder will be assigned by any Party (whether by operation of Law or otherwise) without the prior written consent of the other

Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

     Section 8.12 Validity. The invalidity or unenforceability of any provision
                  --------
of this Agreement will not affect the validity or enforceability of any other provisions hereof or thereof, which will remain in full force and effect.

     Section 8.13 Taxes. Any liability arising out of the New York State Real
                  -----
Property Gains Tax and any other tax imposed by any domestic or foreign taxing authority with respect to the property of the Delaware Company or the Texas Company due with respect to the Merger will be borne by the Surviving Corporation and expressly will not be a liability of the stockholders of the Delaware Company or the shareholders of the Texas Company.

     IN WITNESS WHEREOF, the Texas Company and the Delaware Company have caused this Agreement to be signed by their respective officers hereunto duly authorized as of the date first written above.

                                  GROUP MAINTENANCE AMERICA CORP.


                                  By:
                                     -------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                        ----------------------------------------


                                  BUILDING ONE SERVICES CORPORATION


                                  By:
                                     -------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                        ----------------------------------------